UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

AVISTA CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Prompt execution of the enclosed proxy will save the expense of an additional mailing.
Your immediate attention is appreciated.

March 31, 2008

Dear Shareholder:

On behalf of the Board of Directors, it’s my pleasure to invite you to the 2008 Annual Meeting of Shareholders. The doors open at 9:15 a.m. and the Annual Meeting will begin promptly at 10:00 a.m.

Date:	Thursday Morning, May 8, 2008	Place:	Avista Main Office Building
Time:	9:15 a.m. Doors Open		Auditorium
	9:30 a.m. Refreshments		1411 E. Mission Avenue
	10:00 a.m. Annual Meeting Convenes		Spokane, Washington

Information about the nominees for election as members of the Board of Directors and other business of the meeting is set forth in the Notice of Meeting and the Proxy Statement on the following pages.

Please take the opportunity to review the enclosed Proxy Statement and 2007 Annual Report. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote and submit your proxy by mail, telephone, or the Internet as promptly as possible. If you are submitting your proxy by mail, you should complete, sign, and date your proxy card, and return it in the enclosed envelope. If you plan to vote by telephone or the Internet, voting instructions are printed on your proxy card. If you hold shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares. Voting your proxy ahead of time will allow for a more efficient and timely meeting.

For your convenience, we are pleased to offer an audio webcast of the Annual Meeting if you cannot attend in person. If you choose to listen to the webcast, go to www.avistacorp.com shortly before the meeting time and follow the instructions for the webcast. Or, you can listen to a replay of the webcast, which will be archived at www.avistacorp.com for one year.

Thank you for your continued support.

Sincerely,

Scott L. Morris
Chairman of the Board, President & Chief Executive Officer

Avista Corporation — 1411 E. Mission Ave. — Spokane, Washington 99202
Investor Relations — (509) 495-4203

If you require special accommodations at the Annual Meeting due to a disability, please call our
Investor Relations Department by April 18.

AVISTA CORPORATION
1411 East Mission Avenue
Spokane, Washington 99202

NOTICE OF ANNUAL MEETING

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON THURSDAY, MAY 8, 2008

This proxy statement and the 2007 Annual Report are available on the Internet at
http://bnymellon.mobular.net/bnymellon/ava

Date:	Thursday, May 8, 2008

Time:	10:00 a.m., Pacific Time

Place:	Avista Main Office Building — Auditorium 1411 E. Mission Avenue Spokane, Washington

Record Date:	March 7, 2008

Meeting Agenda:	1) Election of two (2) directors. The Board recommends a vote “FOR” each nominee for director.

2)  Amendment of the Restated Articles of Incorporation to allow for majority voting in uncontested elections of directors and to eliminate cumulative voting. The Board recommends a vote “FOR” this proposal.

3) Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2008. The Board recommends a vote “FOR” this proposal.

4)  Consideration of a shareholder proposal requesting that the shareholders urge the Board to take the necessary steps to require that an independent director serve as Chairman of the Board. The Board recommends a vote “AGAINST” this proposal.

5) Transaction of other business that may come before the meeting or any adjournment(s).

All shareholders are cordially invited to attend the meeting in person. Shareholders who cannot be present at the meeting are urged to vote and submit their proxy by mail, telephone, or the Internet as promptly as possible.

Please sign and date the enclosed proxy card and return it promptly in the enclosed envelope or cast your vote via telephone or the Internet in accordance with the instructions on the proxy card.

By Order of the Board,

Karen S. Feltes
Senior Vice President & Corporate Secretary

Spokane, Washington
March 31, 2008

i

AVISTA CORPORATION
1411 East Mission Avenue
Spokane, Washington 99202

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2008

GENERAL

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote and submit your proxy by mail, telephone, or the Internet as promptly as possible. If you are submitting your proxy by mail, you should complete, sign, and date your proxy card, and return it in the enclosed envelope. If you plan to vote by telephone or the Internet, voting instructions are printed on your proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

At the close of business on the record date, March 7, 2008, there were 53,026,750 shares of Avista common stock outstanding and entitled to vote at the Annual Meeting. Shares represented at the meeting by properly executed proxies will be voted at the meeting. If the shareholder specifies voting instructions, the shares will be voted as indicated. A proxy may be revoked at any time prior to the Annual Meeting.

VOTING PROCEDURES

Voting Rights; Votes Required

Holders of Avista common stock, the Company’s only class of securities with general voting rights, will be entitled to one vote per share, subject to cumulative voting rights in the election of directors as described below. Under Washington law, action may be taken on matters submitted to shareholders only if a quorum is present at the meeting. The presence at the Annual Meeting in person or represented by proxy of holders of a majority of the shares of the Company’s common stock outstanding on the record date will constitute a quorum. Subject to certain statutory exceptions, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

With respect to the election of directors, each record holder of Avista common stock will be entitled to vote cumulatively. The shareholder may give one nominee for election as many votes as the number of directors to be elected multiplied by the number of shares held by that shareholder; or the shareholder may distribute that number of votes among the nominees. The directors elected at the 2008 Annual Meeting will be those two (2) nominees receiving the largest number of votes cast by holders of Avista common stock. The outcome of the vote will be determined by reference to the number of votes cast. Unless authority to vote is withheld as to any nominee, the individuals named as proxies on the proxy card will vote for the election of the nominees listed below or, in the discretion of such individuals, will vote cumulatively for the election of one (1) or more of the nominees.

The proposal for amending Article THIRD of the Restated Articles of Incorporation to allow for majority voting in uncontested elections of directors and to eliminate cumulative voting will be approved upon the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of common stock. Abstention from voting on this proposal, including “non-votes” (i.e. shares held by brokers, fiduciaries, or other nominees which are not permitted to vote due to the absence of instructions from beneficial owners), will have the same impact as negative votes.

The proposal for ratifying the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2008 will be approved if the number of votes duly cast in favor of this proposal exceeds the number of votes duly cast against the proposal. Abstention from voting on this proposal will have no impact on the outcome of this proposal. If no instructions are given on a proxy with respect to this proposal, the shares represented by that proxy will be voted for this proposal.

The shareholder proposal requesting that the shareholders urge the Board to take the necessary steps to require that an independent director serve as Chairman of the Board will be approved if the number of votes duly cast in favor of this proposal exceeds the number of votes duly cast against the proposal. Abstention from voting on this proposal will have no impact on the outcome of this proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Two (2) directors are to be elected to hold office for a term specified, and in each case until their successors are elected and qualified. The Company’s Restated Articles of Incorporation provide for up to eleven (11) directors divided into three (3) classes. The Bylaws currently provide that the number of directors will be fixed from time to time by resolution of the Board, not to exceed eleven (11). The Board has currently fixed the number at eleven (11). Upon recommendation from the Corporate Governance/Nominating Committee (Governance Committee), the Board has nominated Roy Lewis Eiguren to be re-elected as a director for a three (3)-year term to expire at the Annual Meeting of Shareholders in 2011. Dr. Powell, whose term is set to expire in May 2008, has chosen not to stand for re-election. Upon recommendation from the Governance Committee, the Board of Directors appointed Brian W. Dunham to the Board, effective March 1, 2008 and has also nominated Mr. Dunham to be elected as a director for a three (3)-year term to expire at the Annual Meeting of Shareholders in 2011. Mr. Dunham was chosen for consideration as a board member by the Governance Committee from a list of candidates provided by Korn Ferry, an international executive search firm. Both of the nominees have consented to serve as a director, and the Board has no reason to believe that either nominee will be unable to serve. If either of the nominees should become unavailable, your shares will be voted for a Board-approved substitute.

Nominees and Continuing Directors

The following has been prepared from information furnished to the Company by the nominees and the continuing directors.

* Indicates Nominees for Election

ERIK J. ANDERSON	Director since 2000 (Current term expires in 2010)

Mr. Anderson, age 49, has been, since 2002, President of WestRiver Capital, a private investment company, Chairman of Tachyon Networks, Inc., an advanced satellite-based internet solutions company, and vice-Chairman of Montgomery & Co., LLC, an investment bank serving growth companies in technology, media, and healthcare. He is also Chairman of Zula, LLC, a science education company, and a Board member of GEI, a leisure business based on golf entertainment. From 1998 to 2002, Mr. Anderson was Chief Executive Officer of Matthew G. Norton, Co., a private investment company. Prior to 1998, he was Chief Executive Officer of Trillium Corporation. In addition, his experience includes tenures as both a partner at the private equity firm of Frazier & Company, LP, and as a Vice President of Goldman, Sachs & Co. Mr. Anderson is the founder of America’s Foundation for Chess. He holds a master’s and bachelor’s degree in Industrial Engineering from Stanford University and a bachelor’s degree (Cum Laude) in Management Engineering from Claremont McKenna College.

KRISTIANNE BLAKE	Director since 2000 (Current term expires in 2010)

Ms. Blake, age 54, is a certified public accountant and has been President of the accounting firm of Kristianne Gates Blake, P.S., since 1987. Previously she was a partner with Deloitte, Haskins & Sells. Ms. Blake is currently serving as Board Chairman for the Russell Investment Company and the Russell Investment Funds. She also serves on the boards of the Principal Funds, Inc., the Principal Variable Contracts Funds, Inc., and Laird Norton Wealth Management. Ms. Blake currently serves as a Regent at the University of Washington and is on the board of Greater Spokane Incorporated. She is past Board Chair for Saint George’s School, the YMCA of the Inland Northwest, and Spokane County United Way. In addition, Ms. Blake serves on the Board of Advantage IQ, Inc.

BRIAN W. DUNHAM*	Director since 2008 (For a term expiring in 2011)

Mr. Dunham, age 50, has been the President of Northwest Pipe Company since 1998 and the Chief Executive Officer since 2001. Prior to becoming President, Mr. Dunham had served as the Company’s Chief Financial Officer, Vice President, Treasurer and Secretary since 1990 and became Executive Vice President in 1995 and Chief Operating Officer in February 1997. From 1981 to 1990, he was employed by Coopers & Lybrand LLP, an independent public accounting firm. He is a graduate of the University of Oregon.

ROY LEWIS EIGUREN*	Director since 2002 (For a term expiring in 2011)

Mr. Eiguren, age 56, is the President of Eiguren Public Law and Policy PLLC, a Boise, Idaho law and lobbying firm which he founded in 2007. He is also President of Inland Public Properties Development Company of Idaho, which leases real estate facilities to state and local governments. Prior to April 2007, Mr. Eiguren was a Senior Partner at Givens Pursley LLP, one of Idaho’s largest law firms. He is a Director of Idaho Independent Bank and is Chairman of the Nominating and Compensation Committees of the Bank’s Board of Directors. He is the President of the Cenarrusa Center for Basque Culture and is a past Chairman of the Boise Metro Chamber of Commerce and the Idaho State Capitol Commission. Mr. Eiguren served as the Special Assistant to the Administrator and CEO of the Bonneville Power Administration, as Deputy Attorney General and as Deputy Secretary of the State of Idaho. He is a graduate of the Executive Program of the Graduate School of Business Administration at Dartmouth College and attended Georgetown University College of Law and the University of Idaho College of Law, where he received his Juris Doctorate.

JACK W. GUSTAVEL	Director since 2003 (Current term expires in 2010)

Mr. Gustavel, age 68, is Chairman and Chief Executive Officer of Idaho Independent Bank, which he founded in 1993. He also served as President from 1993 to 2004. Mr. Gustavel has 46 years of experience in the banking industry and previously served as the President and Chief Executive Officer of The First National Bank of North Idaho from 1974 until its merger with First Security Bank in 1992. Prior to that, Mr. Gustavel was a Vice President with Idaho First National Bank, now U.S. Bank. Active in civic and professional organizations, Mr. Gustavel is currently Chairman of the Board of Directors of Blue Cross of Idaho. He has also served as President and is now a Director Emeritus of North Idaho College Foundation and served as a Director of the Portland Branch of the Federal Reserve Bank of San Francisco from 1978 to 1984. In addition, he has been a Director of the Idaho Association of Commerce and Industry, a Director of Mines Management, Inc., President of the Kootenai County Division of the American Heart Association, Treasurer of the Idaho Bankers Association, and a member of the Comptroller of the Currency Regional Advisory Committee for the Thirteenth National Bank Region.

JOHN F. KELLY	Director since 1997 (Current term expires in 2009)

Mr. Kelly, age 63, is currently the President & Chief Executive Officer of John F. Kelly & Associates, a management and brand perception consulting company he founded in 2004, that is located in Coral Gables, Florida. Mr. Kelly is a retired Chairman, President, and Chief Executive Officer of Alaska Air Group, where he also served as a Board member from 1989 to May 2003. He was Chairman of Alaska Airlines from 1995 to February 2003, Chief Executive Officer from 1995 to 2002, and President from 1995 to 1999. He served as Chairman of the Board of Horizon Air from February 1991 to November 1994, and from February 1995 until May 2003. Mr. Kelly is an Executive Advisory Group member of Sigue Corporation, a money remittance services provider headquartered in the City of San Fernando, California, and is a board member of the Dream Foundation, a non-profit national wish-granting organization for adults with life-limiting illnesses headquartered in Santa Barbara, California.

SCOTT L. MORRIS	Director since 2007 (Current term expires in 2009)

Mr. Morris, age 50, has been Chairman of the Board, President and Chief Executive Officer of the Company since January 2008. From May 2006 to December 2007, he served as the Company’s President and Chief Operating Officer. Mr. Morris also serves as Chairman of the Board of the Company’s subsidiaries, including Advantage IQ. Mr. Morris has been with Avista since 1981 and his experience includes management positions in construction and customer service and general manager of the Company’s Oregon and California utility business. He was appointed as a Vice President in November 2000 and in February 2002 he was appointed as a Senior Vice President. He is a graduate of Gonzaga University and received his master’s degree from Gonzaga in organizational leadership. He also attended the Stanford Business School Financial Management Program and the Kidder Peabody School of Financial Management. Mr. Morris serves on the Boards of the Washington Roundtable, Greater Spokane Incorporated, ReliOn, Inc., Gonzaga University, the Western Energy Institute, Edison Electric Institute and American Gas Association.

MICHAEL L. NOËL	Director since 2004 (Current term expires in 2010)

Mr. Noël, age 66, is President of Noël Consulting Company, Inc., a financial consulting firm he founded in 1998, that is located in Prescott, Arizona. His firm currently serves as an independent financial consultant to Saber Partners, a financial advisory services firm of which Mr. Noël is a member. Mr. Noël has assisted Saber Partners in advising the Texas, Wisconsin, New Jersey, Florida, and West Virginia public utility commissions on corporate financings. Mr. Noël spent 30 years as an executive with Edison International, an international electric power company. He served as Senior Vice President and Chief Financial Officer of Edison International, as well as in the same capacity for its Southern California Edison Company subsidiary. Additionally, he held officer and Board positions with Edison Mission Energy Company and Mission Land Company, also subsidiaries of Edison International. Mr. Noël serves on the Boards of SCAN Health Plan, where he is Chairman of the Board, and the HighMark family of mutual funds, where he is a member of the Governance Committee. He is a member of the National Association of Corporate Directors and a named Audit Committee Financial Expert under the Sarbanes-Oxley Act. Mr. Noël also has served on the Boards of Current Income Shares, a bond mutual fund, Amervest Company, a financial management firm, Hancock Bank, and Software Toolworks.

HEIDI B. STANLEY	Director since 2006 (Current term expires in 2009)

Ms. Stanley, age 51, has served as Director, Vice Chair, President and Chief Executive Officer of Sterling Savings Bank since January 2008. From October 2003 to December 2007, she served as Director, Vice Chair and Chief Operating Officer. Ms. Stanley also serves as Director of Sterling’s Subsidiary Companies — INTERVEST Mortgage Investment Company, Action Mortgage Company and Harbor Financial. Ms. Stanley has 20 years of experience in the banking industry. Her experience includes management positions throughout Sterling serving as Vice President from 1986 to 1990, Senior Vice President-Corporate Administration from 1990 to 1997, and Executive Vice President-Chief Administrative Officer from 1997 to 2003. In 2006, she was named one of the “25 Most Powerful Women in Banking” by U.S. Banker Magazine. Prior to joining Sterling in 1985, Ms. Stanley worked for IBM in San Francisco, California and Tucson, Arizona. Ms. Stanley is currently Chair of Greater Spokane Incorporated, past Chair of the Association of Washington Business (AWB), past Chair of the Spokane Area YMCA, and Vice Chair of Washington Public Affairs Network (TVW). She serves on the Board of Governors of the Washington State University Foundation. Ms. Stanley also serves on the Eastern Washington Advisory Board of the Washington Policy Center and America’s Community Bankers’ (ACB) Strategic Planning Committee, Governmental Affairs Committee, and is Vice Chair of the ACB Membership Committee. Ms. Stanley graduated from Washington State University with a Bachelor of Arts degree in Business Administration.

R. JOHN TAYLOR	Director since 1985 (Current term expires in 2009)

Mr. Taylor, age 58, has been the Chairman and Chief Executive Officer of CropUSA Insurance Agency, Inc. since 1999. He also served as Chairman and Chief Executive Officer of AIA Services Corporation from 1995 to 2008. Both companies are insurance agencies with operations throughout the United States, which place various forms of health, life, crop, and multi-peril insurance for members of sponsoring farm commodity associations. Previously, Mr. Taylor served as President of AIA Services and was its Chief Operating Officer. In addition, he is Chairman of Pacific Empire Radio Corporation of Lewiston, Idaho, a fifteen station Northwest radio group, a member of the Board of Trustees of The Idaho Heritage Trust, and a member of the State of Idaho Endowment Fund Investment Board.

The Board recommends a vote “FOR” each nominee for director.

Corporate Governance Matters

Director Independence

The New York Stock Exchange requires that listed companies have a majority of independent directors. It is the policy of the Board that a majority of the directors will be independent from management and that the Board will not engage in transactions that would conflict with the Company’s business.

Independence determinations are made on an annual basis at the time the Board approves nominees for inclusion in the annual proxy statement and, if a director joins the Board between Annual Meetings, at such time. To assist in this determination, the Board adopted Categorical Standards for Independence of Directors.

During its annual review, the Board considered transactions and relationships between each director or any member of his/her family and the Company and its subsidiaries and affiliates, including those reported under “Related Party Transactions” below. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder) and members of the Company’s senior management or their affiliates. The purpose of the review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that the directors nominated for election at the Annual Meeting are independent of the Company and its management under the categorical standards.

The Board also determined that each of the continuing directors are independent, with the exception of Scott L. Morris, who is considered an inside director because of his employment as a senior executive of the Company.

In making its determination, the Board considered the following relationships, which it determined were immaterial to the director’s independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have during the last three years sold services to, and/or purchased products and services from, companies at which some of our directors were officers during fiscal year 2007. In each case, the amount paid to or received from these companies did not approach the 2% of total revenue threshold in the categorical standards. The Board determined that none of the relationships it considered impaired the independence of the directors.

Board Meetings

The Board held nine (9) meetings in 2007. The attendance during 2007 at all meetings of the Board and at all Board Committee meetings was 100%. The Board strongly encourages its members to attend all Annual Meetings of Shareholders. All directors attended the prior year’s Annual Meeting of Shareholders and are planning to attend the 2008 Annual Meeting.

Meetings of Independent Directors

The independent directors meet at each regularly scheduled Board meeting in executive session without management present. The Chair of the Governance Committee, who is the lead director for these meetings, chairs the executive sessions. The Governance Committee Chair, as lead director, establishes the agenda for each executive session, and also determines which, if any, other individuals, including members of management and independent advisors, should be available for each such meeting.

Duties of Chairman

The Chairman of the Board’s duties include chairing all meetings of the Board in a manner which effectively utilizes the Board’s time and which takes full advantage of the expertise and experience that each director has to offer; establishing an agenda for each Board meeting in collaboration with the Lead Director and management; and providing input and support to the Chair of the Governance Committee on selection of Committee membership and Chairs on the various Board Committees, on the establishment of the Governance Committee meeting agendas and on compensation philosophy for the Board and candidates for Board membership. The Chairman is also accountable to and provides leadership for all issues of corporate governance which should come to the attention of the Governance Committee Chair and the full Board. He also ensures that the Board is provided with full information on the condition of the Company, its businesses and the environment in which they operate and facilitates and encourages constructive and useful communication between the Board and management. The Chairman also recommends an agenda to the Board for its approval for each shareholder meeting; provides leadership to the Board in the establishment of positions which the Board should take on issues to come before the Annual Meeting; and presides at all shareholder meetings.

Duties of Lead Director

The Board has determined that the Chair of the Governance Committee will also serve as the Company’s Lead Director. At the May 2007 Board meeting, the Board established a Lead Director Description outlining the duties of the Lead Director. These duties include maintaining an active, ongoing, positive and collaborative relationship with the Chairman and the CEO and keeping an open line of communication that provides for dissemination of information to the Board and discussion before actions are finalized; serving as primary liaison between independent directors and the Chairman and the CEO; presiding at all meetings at which the Chairman is not present, including executive sessions of the independent directors held at each regularly scheduled Board meeting; calling meetings of the independent directors when necessary and appropriate; and collaborating with the Chairman regarding the meeting schedules and agendas for the Board meetings to assure there is adequate time for discussion of agenda items. The Lead Director also solicits input from the other independent directors on items for the Board agendas. The Lead Director is available for communications and consultation with major shareholders.

Committees

Each Committee of the Board has adopted a Charter that has been approved by the Board. The Charters are reviewed on a periodic basis and amendments are made as needed. Each Committee also performs an annual self-assessment relative to its purpose, duties, and responsibilities. The Committee Charters are located on the Company’s website at www.avistacorp.com. We will provide, free of charge to any person, a hard copy of our Committee Charters upon request to the General Counsel’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-12), Spokane, Washington 99220.

Audit Committee — Assists the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of the Company’s internal audit function and independent registered public accounting firm, and the Company’s systems of internal controls regarding accounting, financial reporting, disclosure, legal compliance, and ethics that management and the Board have established, including without limitation all internal controls established and maintained pursuant to the Securities Exchange Act of 1934 (the Exchange Act) and by the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act). Only independent directors sit on the Audit Committee. The Audit Committee consists of directors Noël, Stanley, and Blake — Chair. The Board has determined that Mr. Noël is an “Audit Committee Financial Expert,” as defined in the rules of the Securities & Exchange Commission (SEC). Nine (9) meetings were held in 2007.

Corporate Governance/Nominating Committee (“Governance Committee”)  — Advises the Board on corporate governance matters. Such matters include recommending guidelines for the composition and size of the Board, as well as evaluating Board effectiveness and organizational structure and setting director compensation. See “Director Compensation” for further information. This Committee also develops Board membership criteria and reviews potential director candidates. Recommendations for director nominees are presented to the full Board for approval. Director nominations by shareholders may be submitted in accordance with the procedures set forth under “Director Nominations” below. Only independent directors sit on this Committee. The Governance Committee consists of directors Blake, Stanley, Taylor, and Kelly — Chair. Five (5) meetings were held in 2007.

Compensation & Organization Committee (“Compensation Committee”) — Is composed of independent directors as defined by the rules of the NYSE, and, in addition, complies with the “outside director” requirements of Section 162(m) of the Internal Revenue Code, and the “non-employee director” requirements of Rule 16b-3 under the Exchange Act.

The Compensation Committee is responsible for considering and approving compensation and benefits of executive officers of the Company. It is also responsible for overseeing the organizational structure of the Company and succession planning for executive officers.

The Compensation Committee has the authority to delegate such of its authority and responsibilities as the Compensation Committee deems proper to members of the Committee or to a subcommittee. The Compensation Committee also engages and terminates compensation consultants, independent counsel, and such other advisers as the Compensation Committee determines necessary to carry out its responsibilities. Authority to select, retain, terminate, and approve the fees or other retention term of any such consultant or adviser is vested solely in the Compensation Committee.

During the Compensation Committee’s annual self-assessment, the review confirmed that the tasks enumerated in the Committee Charter had been fulfilled and successfully carried out. For a discussion of the Company’s processes and procedures for the consideration and determination of executive officer compensation (including the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation) see “Compensation Discussion and Analysis” in this proxy statement.

The Compensation Committee consists of directors Eiguren, Kelly, and Taylor — Chair. Six (6) meetings were held in 2007.

Finance Committee — Strives to ensure that corporate management has in place strategies, budgets, forecasts, and financial plans and programs to enable the Company to meet its goals and objectives. The Finance Committee’s activities and recommendations include reviewing management’s qualitative and quantitative financial plans and objectives for both the short and long-term; approving strategies with appropriate action plans to help ensure that financial objectives are met; having in place a system to monitor progress toward financial objectives and taking any necessary action; and overseeing and monitoring employee benefit plan investment performance and approving changes in investment policies, managers, and strategies. Only independent directors sit on this Committee. The Finance Committee consists of directors Dunham, Gustavel, Noël, and Anderson — Chair. Six (6) meetings were held in 2007.

Environmental, Safety & Security Committee (“Environmental Committee”)  — Assists the Board in overseeing the Company’s environmental compliance, employee safety performance, and corporate security, and provides appropriate policy guidance to executive management on environmental issues. This Committee is responsible to the Board and reports regularly to the Board on its activities. Only independent directors sit on this Committee. The Environmental Committee consists of directors Anderson, Eiguren, and Powell — Chair. Four (4) meetings were held in 2007.

Executive Committee — Has and may exercise, when the Board is not in session, all the powers of the Board which may be lawfully delegated, subject to such limitations as may be provided in the Bylaws, by resolutions of the Board, or by law. Generally, such action would only be taken to expedite Board authorization for certain corporate business matters when circumstances do not allow the time, or when it is otherwise not practicable, for the entire Board to meet. The Executive Committee consists of directors Blake, Gustavel, Taylor, and Morris— Chair. No meetings were held in 2007.

Corporate Governance Guidelines

The Board adopted Corporate Governance Guidelines in 1999. These guidelines have been amended to incorporate NYSE and other requirements.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our CEO (the principal executive officer) and our Chief Financial Officer (CFO) (the principal financial and accounting officer).

Information on Company Website

The Company’s Corporate Governance Guidelines, the Code of Business Conduct and Ethics, Categorical Standards for Independence of Directors and the Related Party Transaction Policy are available on the Company’s website at www.avistacorp.com. We will provide, free of charge to any person, a hard copy of any of these documents upon request to the General Counsel’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-12), Spokane, Washington 99220.

Communications With Directors

Shareholders and other interested parties may send correspondence to our Board or to any individual director to the Corporate Secretary’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-10), Spokane, Washington 99220. Concerns about accounting, internal accounting controls or auditing matters should be directed to the Chair of the Audit Committee at the same address. All communications will be forwarded to the person(s) to whom they are addressed, unless it is determined that the communication:

•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its Committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its Committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s Corporate Secretary or General Counsel and only in accordance with the Company’s policies and procedures and applicable laws and regulations relating to the disclosure of information.

Director Nominations

The Governance Committee will consider written recommendations for members of the Board that are made by shareholders. Recommendations must include detailed biographical material indicating the qualifications the candidate would bring to the Board, and must include a written statement from the candidate of willingness and availability to serve. While recommendations may be considered at any time, recommendations for a specific Annual Meeting must be received by December 1 of the preceding year. Recommendations should be directed to the General Counsel of the Company, 1411 East Mission Avenue, P.O. Box 3727 (MSC-12), Spokane, Washington 99220. Shareholders may only nominate directors for election at meetings of shareholders in accordance with the following procedures as set forth in the Company’s Bylaws:

Shareholders may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary no later than (i) with respect to an election to be held at an Annual Meeting of Shareholders, ninety (90) days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

Each such notice must set forth:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•	a representation that such shareholder is a holder of record of shares of the common stock of the Company and intends to appear in person or by proxy at the meeting to nominate the person or persons identified in the notice;

•	a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder;

•	such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement under the Exchange Act and the rules and regulations thereunder (or any subsequent revisions replacing such Act, rules, or regulations) if the nominee(s) had been nominated, or were intended to be nominated, by the Board; and

•	the consent of each nominee to serve as a director of the Company if so elected.

The Chair of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Process For Selecting Board Candidates

The Board or the Governance Committee will consider any candidate proposed in good faith by a shareholder. In evaluating director nominees, the Governance Committee considers the following, among other criteria:

•	the appropriate size of the Board;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills, and executive leadership experience of nominees, as well as working experience at the executive leadership level in his/her field of expertise;

•	familiarity with the energy/utility industry;

•	recognition by other leaders as a person of integrity and outstanding professional competence with a proven record of accomplishments;

•	experience in the regulatory arena;

•	knowledge of the business of, and/or facilities for, the generation, transmission, and/or distribution of electric energy;

•	enhance the diversity and perspective of the Board; and

•	knowledge of the customers, community, and employee base.

The Governance Committee’s goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. The Governance Committee may also consider such other factors as it may deem to be in the best interests of the Company and its shareholders. It has been deemed appropriate for at least one member of the Board to meet the criteria for an “Audit Committee Financial Expert” as defined by SEC rules.

The Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Governance Committee decides not to nominate a member for re-election, the Committee then identifies the desired skills and experience of a new nominee in light of the criteria set forth above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Governance Committee may also consider candidates recommended by management, employees, or others. The Governance Committee may also, at its discretion, engage executive search firms to identify qualified individuals.

Related Party Transactions

The Board recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and, therefore, has adopted a Related Party Transaction Policy, which will be followed in connection with all related party transactions involving the Company and specified related persons that include directors (including nominees) and executive officers, certain family members and certain shareholders, all as defined in applicable SEC rules.

SEC rules require that the Company disclose any related party transaction in which the amount involved exceeds $120,000 in the last fiscal year. The Governance Committee has determined that the following is a related party transaction and that the transaction has not impaired Mr. Anderson’s independence as a director of Avista:

Director Erik Anderson is President of WestRiver Capital, a private investment company. WestRiver Capital made an investment in Ascentium, a company that designs and develops websites. Prior to the time WestRiver Capital made its investment in Ascentium, Avista had entered into a contract with Ascentium to provide web design services. Pursuant to the contract with the Company, Ascentium received $178,725 for services during fiscal year 2007.

Audit Committee Report

In accordance with its written Charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the Company’s systems of internal controls, including, without limitation, those established and maintained pursuant to the Exchange Act, as amended, and the Sarbanes-Oxley Act. The Audit Committee also assists the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, and the independent auditor’s qualifications and independence.

The Audit Committee is composed of independent directors as defined by the rules of the New York Stock Exchange. In 2007, the Audit Committee met nine (9) times.

The Audit Committee reviewed the Company’s unaudited quarterly financial statements and management’s discussion and analysis of financial condition and results of operation for the first three quarters of 2007 and discussed them with management and Deloitte & Touche LLP (Deloitte), the Company’s independent registered public accounting firm, prior to their inclusion in the Quarterly Reports on Form 10-Q filed with the SEC. The Audit Committee reviewed with the CEO and CFO their certifications as to the accuracy of the financial statements and the establishment and maintenance of internal controls and procedures. It also reviewed with management all earnings press releases relating to 2007 annual and quarterly earnings.

The Audit Committee reviewed and discussed the Company’s audited financial statements and management’s discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2007, with management, which has primary responsibility for the financial statements, and with Deloitte, which is responsible as the Company’s registered public accounting firm for the examination of those statements. Based on its review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC. The Board approved the recommendation.

The Audit Committee also reviewed Management’s Report on Internal Control over Financial Reporting and Deloitte’s report on the effectiveness of internal control over financial reporting.

The Audit Committee reviewed and discussed with Deloitte all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114 “The Auditor’s Communication With Those Charged With Governance” and SEC Rule 2-07, as amended and supplemented, and, with and without management present, discussed and reviewed the results of the independent auditor’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations and received and reviewed quarterly risk management updates.

Deloitte provided the Audit Committee with the written disclosures and letter as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with Deloitte its internal quality-control reviews and procedures, the results of its external reviews and inspections, and any relationships that might impact its objectivity and independence. The Audit Committee also discussed with management, the internal auditors, and Deloitte, the quality and adequacy of the Company’s systems of internal controls, and the internal audit functions, responsibilities, and staffing. The Audit Committee reviewed the audit plans, audit scopes, and identification of audit risks of the independent and internal auditors.

The Audit Committee reviewed and approved Deloitte’s fees. The Audit Committee also recommended to the Board, after reviewing the performance of Deloitte, its reappointment in 2008 as the Company’s independent registered public accounting firm. The Board concurred in such recommendation. The Audit Committee also reviewed and approved the non-audit services performed by Deloitte and concluded that such services were consistent with the maintenance of independence.

The Audit Committee revised its Charter and performed the mandated tasks included in its Charter. The Board approved the Charter revisions. The Audit Committee also recommended to the Board the continued designation of Michael L. Noël as Audit Committee Financial Expert solely for the purposes of compliance with applicable SEC disclosure rules as defined in the rules and regulations of the SEC implementing Section 407 of the Sarbanes-Oxley Act. The Board approved such recommendation.

Members of the Audit Committee of the Board

Kristianne Blake — Chair	Michael L. Noël	Heidi B. Stanley

Compensation Discussion and Analysis (CD&A)

Overview of Compensation Program

The Compensation Committee of the Board has responsibility for establishing, implementing, and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee carefully reviews and considers all aspects of the Company’s executive compensation programs to ensure they are fair, appropriate, and reasonable, taking into consideration the Company’s economics and relevant practices of comparable companies. Throughout this proxy statement, the individual who served as the CEO during fiscal year 2007, as well as the other individuals included in the Summary Compensation Table on page 22 are referred to as the Named Executive Officers (NEOs).

On February 9, 2007, Gary Ely announced his intention to retire as Chairman and CEO, effective December 31, 2007. The Board appointed President and COO Scott Morris as the Chairman, President and CEO, effective January 1, 2008. There was no impact on 2007 executive compensation as a result of this change.

Compensation Philosophy and Objectives

The Compensation Committee’s goal has been to design a compensation program that focuses the executives on the achievement of specific annual, long-term, and strategic goals set by the Company that align executives’ interests with those of shareholders by rewarding performance that maintains and improves shareholder value. The plans are created so that executives receive cash bonuses or shares of common stock when specific, measurable goals of each plan are achieved. The annual goals are related to specific items of corporate performance that are likely to produce long-term value.

The Compensation Committee makes all compensation decisions for the CEO and approves recommendations from the CEO regarding compensation levels, including the level of equity awards, for all other elected officers. The CEO annually reviews the performance of each executive officer and presents his conclusions to the Compensation Committee to consider with respect to salary adjustments, annual incentive opportunity, and annual equity award amounts. The Compensation Committee has discretion to modify any recommended compensation adjustments to executives.

The Compensation Committee believes that all aspects of executive compensation should be clearly, comprehensibly, and promptly disclosed in plain English. The Compensation Committee believes that compensation disclosures should provide all of the information necessary to permit shareholders to understand our compensation philosophy, our compensation-setting process, and how much our executives are paid.

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its CEO and three other most highly compensated executive officers each year (not including the CFO). This limitation does not apply to compensation that qualifies as “performance-based” compensation, which is compensation paid when an individual’s performance meets pre-established objective goals based on performance criteria approved by the Company’s shareholders. When consistent with the Company’s compensation philosophy and objectives, the Compensation Committee intends to structure our compensation plans so that all compensation expense is deductible for tax purposes. In 2004, we requested and obtained shareholder approval of the material terms of our Long-Term Incentive Plan so that compensation attributable to plan awards would qualify as performance-based compensation.

Setting Executive Compensation

The Compensation Committee believes that an effective total compensation plan should be structured to focus executives on the achievement of specific business goals set by the Company and to reward executives for achieving those goals. Therefore, management and the Compensation Committee established the following key compensation principles to guide the design and ongoing administration of the Company’s overall compensation program:

•	Clearly identify the specific measures of Company performance that are likely to create long-term value and structure incentive pay programs to reward the achievement of specified levels of performance on those measures to:

•	Achieve operational targets;

•	Achieve customer service targets;

•	Achieve earnings per share targets;

•	Achieve relative stock performance levels compared to peers;

•	Create shareholder value;

•	Promote a safety culture and a “one company” perspective among all Company employees;

•	Maintain total compensation at market competitive levels; and

•	Provide a range of payout opportunities based on achieving performance goals.

Competitive Analysis

The Compensation Committee works with an external compensation consultant, Towers Perrin, a nationally recognized consulting firm, to conduct an annual competitive review of its total compensation program for the CEO, as well as all other executive officers.

When determining the types and amounts of compensation to be paid to executives of the Company, the Compensation Committee and management consider it important to provide an overall plan that reflects compensation paid to similarly situated executives of our peer companies to maintain a competitive footing within the energy/utility industry and to assure the Company retains — and attracts when necessary — quality employees in key positions to lead the Company. To achieve this end, the Compensation Committee establishes base salaries, short-term annual incentives, and long-term incentive levels generally targeted to be near the median of the competitive data. However, the Compensation Committee exercises its discretion to set any one or more of the components at levels higher or lower than the median depending on an individual’s role, responsibilities, and performance within the Company. We believe this target positioning is effective to attract and retain our executives.

The Compensation Committee annually compares each element of total direct compensation, which includes base salary, annual cash incentives, and the annualized value of long-term incentive grants, against the specific peer group of publicly-traded companies within the energy/utility industry. The companies in the survey universe generally recruit to fill their senior management positions, individuals who are similar in skills and background to those we recruit, and are the companies with which Avista competes for executives and for shareholder investment. In 2007, the Compensation Committee engaged Towers Perrin to perform a study of the compensation of 20 comparable diversified energy companies in Towers Perrin’s Energy Services Executive Compensation database with revenues between $1 billion and $3 billion to assure the data presented to the Compensation Committee reflected Avista’s general size and scope within the market.

Peer Group Companies

The companies comprising the Compensation Peer Group are:

AGL Resources, Inc.	Peoples Energy
Aquila, Inc.	Pinnacle West Capital Corp.
Dynegy, Inc.	PNM Resources, Inc.
Energen Corp.	Portland General Electric
Equitable Resources, Inc.	Southern Union
Great Plains Energy, Inc.	UIL Holdings Corp.
Hawaiian Electric Industries, Inc.	UniSource Energy
National Fuel Gas Co.	Vectren Corp.
NRG Energy, Inc.	Westar Energy, Inc.
Otter Tail Corp.

Other Comparative Data

The Compensation Committee also reviews proxy data on the top five (5) highest paid officers for the companies making up the S&P’s 400 Utilities Index. This is the same group that we use to measure relative performance in our Long-Term Incentive Plan (see description on page 17). The review includes an evaluation of base salary, annual incentive opportunities, and long-term incentives.

The comparable data review also includes four regional peers, MDU Resources Group, Inc., Sierra Pacific Resources, Puget Energy, and IDACORP, Inc.

Periodically, the Compensation Committee also receives information regarding the competitive level of health benefits and retirement benefit levels. The Committee uses Towers Perrin to benchmark the benefit programs offered to regular employees in similarly situated peer companies within the energy/utility industry.

Performance Management

Avista’s practice is to reward the achievement of specific performance goals. Management annually reviews performance for its executives to assess individual performance. The process requires each executive to establish his/her performance goals at the beginning of the year in consultation with their senior manager. The CEO creates specific performance targets based on strategic goals set by the Company. The Compensation Committee reviews and approves these goals at its annual February Committee meeting and presents the goals to the full Board for their information. The Compensation Committee reviews these performance targets quarterly. At the end of the year, the Compensation Committee reviews the CEO’s year-end results as part of his overall annual performance review process.

Key performance goals for 2007 generally related to safety targets, financial performance, regulatory strategy, succession planning, governance, and customer value delivery. The Compensation Committee also reviews the results of Avista’s 360-degree survey for each member of the senior team. This is a standardized performance survey conducted every other year that includes feedback from peers, direct reports, and the direct manager on multiple leadership performance categories.

The Compensation Committee annually reviews the performance of executives. As part of that review, the Compensation Committee evaluates the appropriate circumstances for approving annual incentives as well as long-term incentives. If misconduct by an executive officer resulted in a restatement of financial results, the

Compensation Committee would consider requiring the employee(s) to forfeit short-term incentive awards, or seek to recall appropriate portions of the executive officer’s compensation for the relevant period.

Executive Compensation Components

The Compensation Committee compensates senior management through a mix of:

•	base salary;

•	short-term performance-based cash incentive compensation;

•	long-term equity incentive compensation including:

•	Performance Shares

•	Restricted Stock

•	retirement and other benefits.

Allocation Among Components

The Company’s mix of base salary, short-term cash incentive, and equity compensation varies depending on the level of the position held by the executive. In general the range is as follows:

	Percentage of	Percentage of	Percentage of
	Performance-Based	Annual Cash	Long-Term Equity
Name	Compensation	Incentive	Award

CEO	26%	26%	48%
All Other NEOs	50%	15%	35%

In allocating compensation among these components, the Compensation Committee believes that the compensation of our senior-most levels of management — the levels of management having the greatest ability to influence Avista’s performance — should be weighted toward performance-based goals, putting a greater portion of their compensation at risk based on achieving specific goals, while levels below senior management should receive a greater portion of their total compensation in base salary which is not at risk. This is also consistent with practices of the peer group we review for market comparison purposes.

Base Salary

The Company provides NEOs with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for executive officers are determined according to his/her position and responsibility by using the market data provided by Towers Perrin (both survey and proxy data) and by considering other data points referenced earlier, including publicly disclosed information regarding the top ranks in similar positions.

The Compensation Committee reviews the base salary of all executive officers at least annually. The factors that influence the Compensation Committee’s decisions regarding base salary include: levels of pay among executives in the utility and diversified energy industry, level of responsibilities and job complexity, experience, breadth of knowledge, and job performance, including the Compensation Committee’s subjective judgment as to individual contribution in relation to the strategic goals of the Company.

The Compensation Committee considers some or all of these factors as appropriate; there are no formal weightings given to any factor. The Compensation Committee also takes into account that each NEO has responsibilities that include both electric and natural gas utility operations, as well as subsidiary operations. In addition, the Company operates in several states, thereby requiring quality relationships and interaction with multiple regulatory agencies. For 2007, the Compensation Committee noted the Company had continued its solid financial progress of 2006 and had met the key strategic objectives outlined for the year, both of which were positive factors considered when setting the 2007 base salary for the CEO and other NEOs.

For 2007, the average pay adjustment for all NEOs was 4.5%, ranging from 0% to 25%. No base salary increases were received by the CEO or NEOs in 2007 except for Mr. Morris. His salary increased 25%, thereby positioning his salary closer to the CEO’s.

Perquisites

Because the Compensation Committee believes that the total compensation program provided to executive officers is fair and market competitive, they have not deemed it necessary to provide any additional benefits in the form of perquisites. Therefore, there are no perquisites provided to the CEO or any other Avista officer.

Performance-Based Annual Cash Incentive

The annual cash incentive plan is designed to align the interests of senior management with shareholder interests, as well as customer service levels to achieve overall positive financial performance for the Company. At its November meeting each year, the Compensation Committee considers whether an annual incentive plan should be established for the succeeding year. The Compensation Committee, in partnership with management, sets clear annual performance objectives for all executives, and measures annual performance against those objectives as stated in the plan. For the past five (5) years, payout levels have followed the actual performance of the Company. Over the last five years since the Committee began using this approach, annual cash incentive payments averaged 61% of target and ranged from a low of 15% of target to a high of 114% of target. Individual annual cash incentive awards are set as a percentage of base salary. As described more fully below, the actual amounts paid could increase (up to 150% of target) or decrease (as low as 0% of target) depending on the Company’s actual performance during 2007.

2007 Annual Cash Incentive Target Award Opportunity

In accordance with the approach described above, for 2007 the Compensation Committee decided that the CEO would have a target annual cash incentive award equal to 90% of base salary, and that the remaining NEOs would have target annual cash incentive awards equal to 40% or 60% of base salary depending on level of responsibility and position.

Annual Cash Incentive Plan Design

The annual cash incentive plan has two levels of performance targets, both of which must be satisfied in whole or in part, before the Company pays annual cash incentive amounts. The first level consists of “Standard Performance Triggers” (SPTs). The second level consists of additional financial and operating goals. If none of the SPTs are satisfied, the Company does not pay NEOs any annual cash incentive amounts. If one or more of the SPTs are satisfied, the Company will allocate funds to the annual cash incentive pool, but will pay annual cash incentive amounts to the NEOs only if the Company also satisfies one or more of the additional financial and operating targets. The SPTs, the additional financial and operating targets, and the 2007 annual cash incentive plan results are discussed below.

Standard Performance Triggers.  The SPTs for the executive annual cash incentive plan are based on factors that are essential for the long-term success of the Company, and, with one exception discussed below, are identical to performance triggers used in the Company’s annual incentive plan for non-executive employees. The Compensation Committee believes that having similar triggers for both the executive plan and the non-executive plan encourage employees at all levels of the Company to focus on common objectives.

For 2007, there were four SPTs for the executive annual cash incentive plan. Those SPTs were:

Customer Satisfaction Rating.  This is derived from our Voice of the Customer survey, which is conducted each quarter. This survey is used to track satisfaction levels of customers that have had recent contact with our call center or service center.

Customer Average Interruption Duration Index (CAIDI).  Providing reliable energy to our customers is the backbone of the Company’s business, and the Company tracks the average restoration time for sustained outages that affect our customers.

System Average Interruption Frequency Index (SAIFI).  The Company also tracks the average number of sustained outages per customer.

Capital Spending.  Long-term decisions about the level of capital needed by the Company to assure system reliability and proper maintenance of critical plant and equipment are vital to operating a well-run utility. Because the senior executive group is responsible for appropriate oversight and management of the capital budget, this SPT was included in the annual cash incentive plan for executives but not for the annual cash incentive plan for non-executive employees.

The performance threshold and the relative weight given to each are:

Standard Performance Triggers (SPT)

		Weight
Standard Performance Triggers	Performance Expectation	Factor

Customer Satisfaction Rating (Satisfied/Very Satisfied)	Not less than 90%	35%
CAIDI — Average Restoration Time	No greater than 2 hours and 9 minutes	20%
SAIFI — Average Outage per Customer	No more than 1.22 outages	15%
Capital Spending Budget	No more than $150.6M	30%

Financial and Operating Incentive Goals.  The second level of the annual cash incentive consists of financial and operating performance goals. In 2007, these financial and operating goals consisted of earnings per share (EPS), both for the Company as a whole and for the utility operations, and Utility operating and maintenance costs per customer (O&M costs). Seventy percent of the award depends on attaining the EPS goals and the remaining 30% depends on keeping O&M costs below the specified level. The O&M cost is a measure that is directly related to maintaining reliable, cost-effective service levels to run the Company’s business efficiently. Each year, the Compensation Committee sets threshold, target and exceeds performance levels for each of these financial and operating goals. Amounts allocated to the annual cash incentive pool will be paid only if the Company achieves at least the threshold level for one of these goals.

Setting the Financial and Operating Incentive Goals.  The 2007 cash incentive plan was designed to focus each executive on the Company’s financial strategic goals. Continuing to gain financial strength, increasing shareholder value, and maintaining reliable cost-effective service levels to run our business efficiently are all key considerations when setting the goals.

To determine the Corporate and Utility EPS goals for the plan, the Compensation Committee, in conjunction with management, considers and incorporates the EPS target spread contained in the Company’s original publicly disclosed earnings guidance for 2007 ($1.40 to $1.55 Corporate EPS and $1.10 to $1.20 Utility EPS) and reviews this in light of the budgeted EPS numbers. For 2007, they set threshold, target, and exceeds levels based upon a range as shown in the table below. The earnings guidance for 2007 is referred to above in the limited context of the Company’s compensation programs for 2007 and should not be understood to be statements of management’s expectations or estimates of results of operations or compensation targets for 2008 or any other year.

The O&M Cost per Customer measure reflects operating efficiency and customer growth. The 2007 cash incentive plan places an emphasis on aggregate utility costs per customer targets to encourage company-wide teamwork and consistent results. The Utility O&M Cost per Customer target is based on the projected number of customers and O&M expense for 2007. These components are combined to create the O&M Cost per Customer measure. To determine the target, O&M expense (less estimated incentive payout) is divided by the projected customer count (customer growth increment based on 12 months of actual growth from the prior year added to the actual year-end December customer count).

The 2007 goals were:

Incentive Goals for 2007

					O&M Cost per Customer —
	Corporate and Utility EPS — 70% of Award				30% of Award
	30% of Total		40% of Total		30% of Total
		% of Target		% of Target	Utility Cost	% of Target
Levels	Corp. EPS	Award	Utility EPS	Award	per Customer	Award

Threshold	$1.08	50%	$1.05	50%	$280.92	50%
Target	$1.23	100%	$1.15	100%	$269.58	100%
Exceeds	$1.38	150%	$1.25	150%	$261.17	150%

2007 Results for the Annual Cash Incentive Plan

Upon completion of the fiscal year, the Compensation Committee assesses the performance of the Company for each objective of the plan comparing the actual fiscal year results to the pre-determined threshold, target, and exceeds levels for each objective, and an overall percentage amount for meeting the objectives is calculated and audited.

Based on this review, at its February 2008 meeting, the Compensation Committee determined that the Company satisfied 100% of the SPTs because it achieved the targets for customer satisfaction, average interruption duration (CAIDI), average interruption frequency (SAIFI) and capital spending. The Compensation Committee determined that the Company did not achieve either threshold performance for Corporate and Utility EPS and slightly exceeded threshold performance for O&M costs. As a result and at the same meeting, the Compensation Committee authorized payment of bonuses of 14% of base salary for the CEO, 9% or 6% of base salary depending on position for the remaining NEOs.

Long-Term Equity Compensation

The Compensation Committee believes that equity compensation is the most effective means of creating a long-term link between the compensation provided to officers and other key management with gains realized by the shareholders. This program encourages participants to focus on long-term Company performance and provides an opportunity for executive officers and designated key employees to increase their ownership in the Company through grants of Company stock based on a three-year performance cycle. Through the use of long-term performance share and restricted stock grants, the Company is able to compensate executives for sustained increases in the Company’s stock performance, as well as long-term growth relative to its peer group for the relevant cycle.

The Company’s current Long-Term Incentive Plan authorizes various types of equity awards. The Compensation Committee reviews and approves any grants at their regularly scheduled quarterly meeting each February based upon various factors, including analysis and recommendations from Towers Perrin. The consultant reviews annual total direct compensation competitive with utility peer groups. The Company does not have a program, plan, or practice to coordinate the release of material non-public information with the timing of equity awards and payouts.

From 2003 until 2005, performance shares were the only form of long-term equity compensation used by the Company. Performance share awards entitle recipients to receive shares at the end of the performance period if the specified performance targets are achieved. If the performance goals are achieved and the shares delivered, the participants also receive a cash payment equal to the dividends that would have been paid on the delivered shares from the beginning of the performance period.

In 2005, the Compensation Committee asked Towers Perrin to conduct a study to compare the Company’s long-term equity compensation practices with those of the peer group. That study showed that most of the Companies in the peer group used more than one form of equity compensation, and that the most typical plan design in the utility industry was a combination of restricted shares with vesting based on the passage of time and performance share awards payable, if at all, at the end of a three-year performance period. In 2006, based on the Towers Perrin study, and because the Compensation Committee wanted to be competitive and believed that a combination of two types of awards was more likely to encourage retention than performance share awards alone, the Compensation Committee began granting restricted stock awards. As described more fully below, awards to NEOs, other than Mr. Ely, would vest over three years provided the recipient remained employed by the Company. Mr. Ely’s award would vest only upon attainment of performance goals.

For 2007, this plan design maintained the same target value as in 2006, but 25% of the total value of the award was delivered through restricted stock and the remaining 75% consisted of a grant of performance shares. When making its individual decisions regarding long-term incentives, the Compensation Committee considers many factors. In addition to competitive market data, the Compensation Committee considers the amount of equity incentives currently outstanding and the number of shares available for future grants under the Long-Term Incentive Plan. As with the Company’s annual cash incentive plan, award opportunities are higher for those executives who have the greatest ability to directly influence overall Company performance.

As with all the components of executive compensation, the Compensation Committee determines all material aspects of the long-term incentive awards — who receives an award, the amount of the award, the timing of the award, as well as any other aspect of the award it may deem material, such as the impact on the award if employment is terminated for any reason other than retirement, disability or death, and whether the awards are transferable to beneficiaries. Each year at its February meeting, the Compensation Committee reviews and grants annual awards. The Compensation Committee, in conjunction with the CEO, sets the awards for all NEOs, other than the CEO.

Performance Shares

The performance share awards are designed to provide a clear link to the long-term interests of shareholders by assuring that awards will be paid only if the Company attains positive shareholder return performance relative to our peers over a three-year period. The peer group for performance purposes consists of companies comprising the S&P 400 Utilities Index.

The amount of the payment with respect to any award is determined at the end of the three-year performance cycle based on the Company’s percentile ranking compared to the Index, and is payable at the Compensation Committee’s option in either cash or Company common stock, or both. Dividend equivalents earned over the cycle based on the shares earned are paid in cash.

Range of Performance Share Opportunity

The number of performance shares delivered to executive officers at the end of the three-year cycle will range from 0 to 150% of the number awarded. If total shareholder return (stock price appreciation plus reinvested dividends) is positive and at least at the 45th percentile of the S&P 400 Utilities Index over the performance period, a threshold payout of 50% of the target number of shares will be allocated to each individual. If the relative shareholder return is below the 45th percentile of the peer group, then no participant will receive performance shares. To receive 100% of the award, the Company must perform at the 55th percentile among the S&P 400 Utilities Index. Awards can be achieved up to the 150% level if the Company performs above the 85th percentile. Awards are interpolated for performance results between threshold and target and between target and maximum. For example: if Avista’s total shareholder return ranking is in the 68th percentile, then the payout would result in 122% of target.

The following graph represents the relationship between the Company’s relative three-year total shareholder return and the award opportunity:

Performance Share Settlement

Every year, the Compensation Committee meets to certify the extent to which the Company has attained the performance goals and to authorize the settlement of performance share awards. For performance shares granted in 2005 for the performance period ending December 31, 2007, the Compensation Committee held a special meeting on January 7, 2008 to review, certify, and settle the issuance of shares to executive officers. The Company’s total shareholder return was 31.4% during the performance cycle, which placed the Company at the 48th percentile among the S&P 400 Utilities Index. Based on these results, the CEO as well as all other NEOs, received 65% of the target number of performance shares covered by the 2005 awards.

Restricted Stock

The Company introduced restricted stock in 2006 to provide an incentive to reward absolute growth in the value of our Company stock. For all officers other than the CEO, the vesting of restricted stock is time-based, and the shares vest in three equal annual increments, provided the executive remains employed by the Company. If the employment of an executive officer terminates, all unvested shares are forfeited.

For the CEO, the restricted shares vest in equal installments over three years, but vesting is also based on the attainment of performance targets, so that the compensation will qualify as performance-based compensation and be tax-deductible by the Company. In order for the CEO’s restricted shares to vest, the Company’s return on equity (ROE) must exceed a hurdle rate equal to Avista’s ten-year cost of debt (which is close to the average maturity on the Company’s debt portfolio). ROE was selected as a performance measure because it measures the efficient use of equity capital. Using a ten-year cost of debt, the Compensation Committee determined that a 5.92% ROE hurdle was appropriate for 2007. The hurdle rate will be reset and reviewed by the Compensation Committee for each award granted. For the CEO’s 2007 grant, Company ROE at or above this level must be achieved for shares to vest in a given year.

During the vesting period, the Company pays quarterly dividends on the outstanding restricted stock.

On February 14, 2008, the Compensation Committee certified that the performance hurdle tied to the restricted stock granted to Mr. Ely while CEO, fell short of achieving the 5.92% ROE hurdle rate for 2007 and the 5.67% ROE hurdle rate for 2006 (actual ROE was 4.12%). Therefore, one-third of the restricted shares granted to Mr. Ely in 2006 and 2007 did not vest and were forfeited. The remaining unvested shares granted to Mr. Ely in 2006 and 2007 were forfeited upon his retirement, effective December 31, 2007.

Other Benefits

All regular employees, including executive officers, are eligible for the Company’s qualified retirement or pension plan, the Company’s 401(k) plan (which includes Company matching contributions), health and dental coverage, Company-paid term life insurance, disability insurance, paid time off, and paid holidays. These plans are designed to be competitive with overall market practices and are in place to attract and retain the talent needed in the business. In addition, selected officers may be eligible to participate in the supplemental retirement plan and deferred compensation plan, and to receive other benefits as described below.

Supplemental Executive Retirement Plan

The Company’s retirement plan for all employees provides a traditional retirement benefit based on employees’ compensation and years of credited service. Earnings credited for retirement purposes represent the final average annual base salary of the employee for the highest 36 consecutive months during the last 120 months of service with the Company.

In addition to the Company’s retirement plan for all employees, the Company provides additional pension benefits through the Supplemental Executive Retirement Plan (SERP) to executive officers of the Company who have attained the age of 55 and a minimum of 15 years of credited service with the Company. The SERP is a non-qualified supplemental pension plan that allows the payment out of general assets to certain highly-compensated individuals of benefits calculated under the applicable tax-qualified plan benefit formula to the extent they exceed limits under that plan. The Company maintains the SERP to restore benefits to the level they otherwise would have been were it not for the limits established by Sections 415 and 401(a)(17) of the Internal Revenue Code. For purposes of the SERP, base salary for the executive officers is the amount under “Salary” in the Summary Compensation Table, which is the total base salary before taking into account any deferrals.

When combined with the traditional retirement plan, the SERP will provide benefits to executive officers, who retire at age 62 or older. Details of the plan benefits and the amounts accrued to each NEO are found in the Pension Benefits Section on pages 29 and 30.

The Compensation Committee believes that the pension plans and the SERP are an important part of the NEOs compensation. These plans serve a critically important role in the retention of senior executives, as benefits thereunder increase for each year that these executives remain employed. The plans thereby encourage our most senior executives to remain employed and continue their work on behalf of the shareholders.

Deferred Compensation

The Company maintains a 401(k) plan. All officers can voluntarily participate in this plan on the same terms and conditions as all other eligible employees.

In addition, selected high-level employees, including executive officers, are eligible to participate in the Executive Deferred Compensation plan, which provides the opportunity to defer up to 75% of base salary, up to 100% of cash bonuses, and up to 100% of performance share awards for payment at a future date. This plan is provided to be competitive in the market, and to provide executives with a tax-efficient savings method. The earnings accrued for deferred compensation are determined by actual earnings of designated mutual funds and Avista common stock and are not above-market returns. Deferrals under the Executive Deferred Compensation Plan made after December 31, 2004, are subject to the provisions of Section 409A of the Internal Revenue Code. Contributions for 2007 and year-end account balances can be found in the Executive Deferred Compensation table on page 28.

Company Self-Funded Death Benefit Plan

In order to provide death benefits to beneficiaries of executive officers who die during their term of office or after retirement, the Company has adopted an executive death benefit plan. Effective December 31, 2007 under the plan, an executive officer’s designated beneficiary will receive a lump sum equal to twice the executive officer’s annual base salary at the time of death (or if death occurs after retirement, a lump sum equal to twice the executive officer’s total annual pension benefit) payable within thirty days of the executive’s death. Amounts payable to the beneficiary are paid from the general assets of the Company. The present value of this benefit for each NEO can be found in the Potential Payment upon Termination or Change of Control Tables starting on page 31.

Supplemental Executive Disability Plan

The Supplemental Executive Disability Plan provides specified benefits to executive officers of the Company who become disabled and are unable to perform his/her job duties. The plan provides a benefit equal to 60% of the executive officer’s base annual salary at the date of disability reduced by the aggregate amount, if any, of disability benefits provided for under the Company’s Long-Term Disability Plan for employees, workers’ compensation benefits, and any benefit payable under provisions of the Federal Social Security Act. Benefits will be payable until the earlier of the executive officer’s date of retirement or age 65. The present value of this benefit for each NEO can be found in the Potential Payment upon Termination or Change of Control Tables.

Severance Benefits

None of our officers has severance benefits, with the exception of Ms. Durkin, who received a limited severance agreement in her employment letter. The severance benefit was negotiated with Ms. Durkin as part of her initial employment agreement to attract her from a previous employer. Upon Ms. Durkin’s employment, she was entitled to severance benefits (less applicable withholding taxes) at a rate equal to her current base salary, for a period of one year from the date of termination other than for cause, to be paid periodically in accordance with the Company’s normal payroll policies. The Company would also continue to provide her with regular Company medical health benefits for the period of the first three months following termination. This entitlement ceased completely on August 1, 2007, the second anniversary of Ms. Durkin’s employment.

Change in Control

The Compensation Committee believes it is important to provide protection to senior management in the event of a change in control. Further, the Compensation Committee believes that the interests of shareholders will be best served if the interests of our senior management are aligned with them, and that providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of the shareholders. The cash components are paid in a lump sum and are based on a multiple of base salary. Additional information regarding the change in control agreements including definitions of key terms and a quantification of benefits that would have been received by the NEOs had termination occurred on December 31, 2007, is found in the Potential Payment Upon Termination or Change of Control tables.

Pre-Set Diversification Plans

Officers of the Company are encouraged to own certain amounts of Avista common stock within a reasonable time after their employment or promotion to their current position. The Company does not have specific stock ownership guidelines for its executive officers.

The Company and the Compensation Committee have authorized the Company’s executive officers to enter into pre-set diversification plans established according to Rule 10b5-1 under the Exchange Act with an independent broker-dealer. These plans include specific instructions for the broker to exercise options or sell stock on behalf of the officer if the Company’s stock price reaches a specified level or certain events occur. The officer no longer has control over the decision to exercise or sell the securities subject to the plan. The purpose of such plans is to enable executive officers to recognize the value of their compensation in Company stock during periods in which the officer would be unable to buy or sell Company stock because important information about the Company had not yet been publicly released. Currently, three of the Company’s executive officers, including Mr. Morris, have such plans.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation & Organization Committee of the Board

John Kelly	Roy Eiguren	John Taylor — Chair

Compensation Committee Interlocks and Insider Participation

There are no “Compensation Committee interlocks” or “insider participation” relationships which SEC regulations or NYSE listing standards would require to be disclosed in this proxy statement.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table — 2007

			Stock			Change in
			Awards			Pension and
			(Performance		Non-Equity	Non-Qualified
			Shares and		Incentive Plan	Deferred		Total
		Salary	Restricted	Option	Compensation	Compensation	All Other	Compensation
Name and Principal Position	Year	(1)	Stock) ($)(2)	Awards ($)	($)(3)	Earnings ($)(4)	Comp. ($)(5)(6)	($)

G. G. Ely	2007	$715,000	$803,677	$0	$98,456	$531,375	$10,125	$2,158,633
Former Chairman of the Board &	2006	$710,029	$1,288,043	$73,406	$733,493	$510,404	$9,900	$3,325,275
Chief Executive Officer
(Retired 12-31-2007)
S. L. Morris	2007	$452,461	$324,792	$0	$43,146	$333,602	$10,125	$1,164,126
Chairman of the Board, President &	2006	$351,703	$325,302	$17,719	$256,466	$154,406	$9,900	$1,115,496
Chief Executive Officer
(Effective 1-1-2008)
M. K. Malquist	2007	$350,000	$286,878	$0	$32,130	$114,899	$15,453	$799,360
Executive Vice President &	2006	$338,398	$305,747	$51,750	$239,369	$146,523	$14,469	$1,096,256
Chief Financial Officer
M. M. Durkin	2007	$264,992	$259,789	$0	$24,326	$43,430	$10,125	$602,662
Sr. Vice President, General	2006	$264,090	$184,013	$0	$181,231	$56,272	$38,520	$724,126
Counsel & Chief Compliance
Officer
K. S. Feltes(7)	2007	$213,192	$188,393	$0	$21,114	$62,188	$10,125	$495,012
Sr. Vice President & Corporate Secretary
D. J. Meyer	2007	$240,000	$87,997	$0	$14,688	$135,318	$24,871	$502,874
Vice President & Chief Counsel for	2006	$240,000	$168,868	$17,719	$109,426	$127,819	$28,788	$692,620
Regulatory & Governmental Affairs

(1)	Amounts earned in 2007; includes regular pay, paid time off and holiday pay. The total amounts shown in this column also include any amounts that an NEO elected to defer in accordance with the Executive Deferred Compensation Plan. See the Non-Qualified Deferred Compensation Table below to see which NEOs elected to defer compensation during 2007 and how much they deferred.

(2)	Values shown represent the accounting compensation expense in 2007 in accordance with SFAS 123(R) for restricted stock and performance shares awarded in 2007, 2006 and 2005. These amounts do not necessarily correspond to the actual value that will be recognized by the NEOs. (Assumptions used in the calculation of these amounts are included in Note 24 of the Company’s audited financial statements for the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2008.) SFAS 123(R) requires that we estimate forfeitures when awards are granted and reduce the estimated compensation expense accordingly. Pursuant to SEC rules, the amounts shown were determined by assuming none of the awards would be forfeited. However, the amounts shown for Mr. Ely reflect actual forfeitures as his restricted shares were tied to a performance hurdle that was not met in 2007. Therefore, one-third of the restricted shares granted to Mr. Ely in 2006 and 2007 did not vest and were forfeited.

(3)	Annual short-term cash incentive awards paid in 2008 that were earned by NEOs for 2007 performance in accordance with the Executive Incentive Compensation Plan. See the CD&A and Grant of Plan-Based Awards Table, below, for further explanation.

(4)	The change in pension amounts for each NEO is the difference in the December 31, 2007 and December 31, 2006 present values of the accrued benefit at normal retirement age (the earliest age at which retirement benefits may be received by the NEO without any reduction in benefits). The increase in the value of pension benefits is due to one year additional service, higher final average earnings, the passage of time, and changes in interest and mortality assumptions for calculating present values. The present value calculated at December 31, 2006 utilizes the GAM 83 mortality table and discount rate of 6.15%. The present value at December 31, 2007 utilizes the RP2000 mortality table and 6.35% discount rate. There were no above-market earnings for the Company’s Executive Deferred Compensation Plan.

(5)	The Company does not provide any perquisites or other personal benefits to its NEOs.

(6)	Includes employer matching contributions under both the Executive Deferred Compensation Plan and the Investment and Employee Stock Ownership Plan (401(k) plan). The Company makes matching contributions on behalf of all its employees who make regular contributions of their wages, salary, cash incentive, and overtime to the 401(k) plan during the plan year. The Company matching contributions to the 401(k) plan are $0.75 for every $1.00 of regular employee contributions up to a maximum 6% of compensation allowed in qualified plans. The Company matching contribution under the Executive Deferred Compensation Plan is equal to $0.75 for every $1.00 contributed up to a maximum of 6% of the executive’s base pay less the maximum contribution allowed under the 401(k) plan assuming the participant has contributed up to the limit set forth in section 402(g) of the Internal Revenue Code for the plan year. Also includes cash-outs for unused, paid time-off accrued under the Company’s One-Leave Program and any relocation expenses. Mr. Meyer cashed out 120 hours of his accrued, unused paid time-off totaling $13,846, which was allowed under the Company’s One Leave Program for all employees.

The All Other Compensation amounts for 2007 are shown in the following table:

		Investment and
	Executive	Employee Stock
	Deferred	Ownership Plan		Total
	Compensation Plan	(401(k) plan)	One-Leave	All Other
Name	Company Match	Company Match	Cash Outs	Compensation

Ely	$0	$10,125	$0	$10,125
Morris	$0	$10,125	$0	$10,125
Malquist	$5,328	$10,125	$0	$15,453
Durkin	$0	$10,125	$0	$10,125
Feltes	$0	$10,125	$0	$10,125
Meyer	$900	$10,125	$13,846 (120 hours )	$24,871

(7)	Ms. Feltes was not an NEO in last year’s proxy statement. Therefore, 2006 information was not provided since it is not required by the SEC.

Grants of Plan-Based Awards — 2007

								All Other
								Stock	Grant
								Awards:	Date Fair
								Number of	Value of
								Shares of	Stock and
		Estimated Potential Future Payouts			Estimated Future Payouts Under Equity			Stock or	Option
	Grant	Under Non-Equity Incentive Plan Awards(2)			Incentive Plan Awards(3))			Units	Awards
Name	Date(1)	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)	(#)(4)	($)(5)

G. G. Ely	02/08/2007	$321,750	$643,500	$965,250
G. G. Ely	02/08/2007				18,200	36,400	54,600		$1,021,566
G. G. Ely(6)	02/08/2007					10,300	10,300		$264,813

S. L. Morris	02/08/2007	$141,000	$282,000	$423,000
S. L. Morris	02/08/2007				5,900	11,800	17,700		$331,167
S. L. Morris	02/08/2007							3,300	$84,843

M. K. Malquist	02/08/2007	$105,000	$210,000	$315,000
M. K. Malquist	02/08/2007				5,050	10,100	15,150		$283,457
M. K. Malquist	02/08/2007							2,900	$74,559
M. M. Durkin	02/08/2007	$79,498	$158,995	$238,493
M. M. Durkin	02/08/2007				4,400	8,800	13,200		$246,972
M. M. Durkin	02/08/2007							2,500	$64,275

K. S. Feltes	02/08/2007	$69,000	$138,000	$207,001
K. S. Feltes	02/08/2007				4,400	8,800	13,200		$246,972
K. S. Feltes	02/08/2007							2,500	$64,275

D. J. Meyer	02/08/2007	$48,000	$96,000	$144,000
D. J. Meyer	02/08/2007				1,500	3,000	4,500		$84,195
D. J. Meyer	02/08/2007							800	$20,568

(1)	The grant date is the date the Compensation Committee approves the grant of performance shares, restricted stock or non-equity incentive awards.

(2)	Potential annual incentive cash awards granted to NEOs for 2007 performance in accordance with the Executive Incentive Compensation Plan. (The amounts actually paid to NEOs for 2007 performance appear in the Non-Equity Incentive Plan column of the Summary Compensation Table.) See the CD&A for further explanation.

(3)	Performance shares are granted under the Long Term Incentive Plan which have a performance cycle of three years. The number of contingent shares varies based on the Company’s three-year relative total shareholder return compared to the returns reported in the S&P 400 Utilities Index. Dividend equivalents are paid in cash based on the total number of shares earned at the end of the performance cycle. See the CD&A for further explanation.

(4)	In 2007, the NEOs, with the exception of Mr. Ely, received restricted stock awards that vest over a three-year period — 1/3 of the shares are released from restriction on an annual basis. During the vesting period, individuals receive dividend equivalents on the unvested shares.

(5)	Amounts recorded in this column are in accordance with SFAS 123(R) and represent the grant date fair value of the maximum award that could be earned. Assumptions used in the calculation of these amounts are included in Note 24 of the Company’s audited financial statements for the year ended December 31, 2007 included in the Company’s Form 10-K filed with the SEC on February 27, 2008.

(6)	In 2007, Mr. Ely was granted restricted stock that vests over a three-year period based on a specified performance threshold — 1/3 of the shares are released from restriction on an annual basis. The performance hurdle tied to the restricted stock granted to Mr. Ely was not met. Therefore, one-third of the restricted shares granted to Mr. Ely in 2007 did not vest and were forfeited. See the CD&A for further explanation.

The Company currently does not have any employment agreements with its NEOs, with the exception of Mr. Malquist and Ms. Durkin. The material terms of their employment agreements are described below:

Employment Agreement — M. K. Malquist

The Company entered into an employment agreement with Mr. Malquist, effective October 1, 2002, pursuant to which the Company agreed to employ Mr. Malquist as Senior Vice President and Chief Financial Officer on a year-to-year basis. The employment agreement entitled Mr. Malquist to receive an annual base salary of $245,000 subject to increases, if any, as determined by the Board. The agreement also provided that Mr. Malquist be entitled to participate in the Company’s employee benefit plans generally available to executive officers, and also entitled him to not less than 33 days paid leave pursuant to the Company’s One-Leave Program. In addition, Mr. Malquist was eligible to participate in the SERP once he reached five years of service and at least age 55, both conditions which have now been satisfied. After five years of service, he was credited with three years vesting service and two years benefit service for each completed year of employment (meeting a minimum of 1,000 hours of service and credited with 1/12th of a year for every 173 1/3 hours worked up to a maximum of 12 months credited per year). Mr. Malquist was also granted an option to purchase 50,000 shares of Company common stock, with an exercise price equal to the fair market value on October 1, 2002.

Employment Agreement — M. M. Durkin

The Company entered into an employment agreement with Ms. Durkin, effective August 1, 2005, pursuant to which the Company agreed to employ Ms. Durkin as Senior Vice President and General Counsel on a year-to-year basis. The employment agreement entitles Ms. Durkin to receive an annual base salary of $260,000 subject to increases, if any, as determined by the Board. The agreement also provides that Ms. Durkin shall be entitled to participate in the Company’s employee benefit plans generally available to executive officers, and was also entitled to 15 days paid leave pursuant to the Company’s One-Leave Program. Commencing on her employment date, Ms. Durkin’s One Leave will be accumulated on an accrual basis each pay period based upon years of service according to the plan provisions. In addition, Ms. Durkin will be eligible to participate in the SERP once she has reached five years of service. After five years, Ms. Durkin will receive a “two for one” credit for vesting service for each completed year of full-time service from year six through year ten (employment service). Her five-year employment anniversary triggers commencement of the additional vesting service credit. There is no “two for one” credit prior to completion of her fifth year of employment or after completion of her tenth year of employment. Ms. Durkin was also granted up to $35,000 in relocation expenses and 15,500 performance shares, with a potential payout of 0% — 150% of each grant based on a 3-year performance cycle. Ms. Durkin was also entitled to severance benefits (less applicable withholding taxes) at a rate equal to her current base salary, for a period of one year from the date of termination other than for cause, to be paid periodically in accordance with the Company’s normal payroll policies. The Company would also continue to provide her with regular Company medical health benefits for the period of the first three months following termination. This entitlement ceased completely on August 1, 2007, the second anniversary of Ms. Durkin’s employment.

Outstanding Equity Awards at Fiscal Year-End — 2007

					Stock Awards
								Equity
								Incentive
							Equity	Plan
							Incentive	Awards:
							Plan	Market
							Awards:	or Payout
							Number of	Value of
						Market	Unearned	Unearned
		Option Awards			Number of	Value of	Shares,	Shares,
		Number of			Shares or	Shares or	Units,	Units,
		Securities			Units of	Units of	or Other	or Other
		Underlying			Stock	Stock	Rights	Rights
		Unexercised	Option	Option	that	That	That	That
	Date of	Options (#)	Exercise	Expiration	Have Not	Have Not	Have not	Have Not
Name	Grant	Exercisable(1)	Price ($)(2)	Date(3)	Vested (#)(4)	Vested ($)(5)	Vested(6)	Vested ($)(7)

G.G. Ely	11/12/1998	12,500	$18.63	11/12/2008
G.G. Ely	11/11/1999	35,000	$17.31	11/11/2009
G.G. Ely	11/09/2000	50,000	$22.54	11/09/2010
G.G. Ely	02/09/2001	50,000	$16.48	02/09/2011
G.G. Ely	11/08/2001	145,000	$11.80	11/08/2011
G.G. Ely	11/07/2002	108,750	$10.17	11/07/2012
G.G. Ely	02/09/2006						31,734	$720,520
G.G. Ely	02/08/2007						12,134	$268,586
S. L. Morris	11/12/1998	3,700	$18.63	11/12/2008
S. L. Morris	11/11/1999	3,800	$17.31	11/11/2009
S. L. Morris	11/09/2000	11,000	$22.54	11/09/2010
S. L. Morris	11/09/2000	15,000	$22.54	11/09/2010
S. L. Morris	11/08/2001	35,000	$11.80	11/08/2011
S. L. Morris	11/07/2002	26,250	$10.17	11/07/2012
S. L. Morris	02/09/2006						11,800	$261,193
S. L. Morris	05/01/2006				1,000	$21,540
S. L. Morris	05/12/2006						4,000	$90,820
S. L. Morris	05/22/2006				333	$7,173
S. L. Morris	02/08/2007						11,800	$261,193
S. L. Morris	02/08/2007				2,200	$47,388
M. K. Malquist	09/30/2002	50,000	$11.03	09/30/2012
M. K. Malquist	11/07/2002	26,250	$10.17	11/07/2012
M. K. Malquist	02/09/2006						11,500	$261,108
M. K. Malquist	05/01/2006				1,000	$21,540
M. K. Malquist	05/12/2006						1,700	$38,599
M. K. Malquist	05/22/2006				166	$3,576
M. K. Malquist	02/08/2007						10,100	$223,564
M. K. Malquist	02/08/2007				1,933	$41,644
M. M. Durkin	02/09/2006						11,500	$261,108
M. M. Durkin	05/01/2006				1,000	$21,540
M. M. Durkin	02/08/2007						8,800	$194,568
M. M. Durkin	02/08/2007				1,666	$35,886
K. S. Feltes	08/11/2000	2,200	$19.34	08/11//2010
K. S. Feltes	11/09/2000	7,000	$22.54	11/09/2010
K. S. Feltes	11/09/2000	7,000	$22.54	11/09/2010
K. S. Feltes	02/09/2006						11,500	$261,108
K. S. Feltes	05/01/2006				1,000	$21,540
K. S. Feltes	02/08/2007						8,800	$194,788
K. S. Feltes	02/08/2007				1,666	$35,886

					Stock Awards
								Equity
								Incentive
							Equity	Plan
							Incentive	Awards:
							Plan	Market
							Awards:	or Payout
							Number of	Value of
						Market	Unearned	Unearned
		Option Awards			Number of	Value of	Shares,	Shares,
		Number of			Shares or	Shares or	Units,	Units,
		Securities			Units of	Units of	or Other	or Other
		Underlying			Stock	Stock	Rights	Rights
		Unexercised	Option	Option	that	That	That	That
	Date of	Options (#)	Exercise	Expiration	Have Not	Have Not	Have not	Have Not
Name	Grant	Exercisable(1)	Price ($)(2)	Date(3)	Vested (#)(4)	Vested ($)(5)	Vested(6)	Vested ($)(7)

D. J. Meyer	09/16/1998	14,540	$18.31	09/16/2008
D. J. Meyer	09/16/1998	5,460	$18.31	09/16/2008
D. J. Meyer	11/12/1998	12,500	$18.63	11/12/2008
D. J. Meyer	11/11/1999	20,000	$17.31	11/11/2009
D. J. Meyer	11/09/2000	24,000	$22.54	11/09/2010
D. J. Meyer	11/08/2001	35,000	$11.80	11/08/2011
D. J. Meyer	11/07/2002	26,250	$10.17	11/07/2012
D. J. Meyer	02/09/2006						3,900	$88,550
D. J. Meyer	05/01/2006				333	$7,173
D. J. Meyer	02/08/2007						3,000	$66,405
D. J. Meyer	02/08/2007				533	$11,488

(1)	Stock options were granted from 1998 to 2002. In 2003, the Compensation Committee discontinued awarding stock options to employees and NEOs. Options vested over a four-year period with 25% of the award vesting each year. In November 2006, the last options granted in 2002 vested based on the four-year vesting period and became exercisable.

(2)	Option exercise price based on the average of the high and low stock price on the date of grant.

(3)	Options have a term life of ten years from grant date.

(4)	Number of restricted shares that remain unvested as of December 31, 2007. (Restricted stock awards vest over a three-year period — 1/3 of the shares are released from restriction on an annual basis.)

(5)	Market value of restricted stock based on the closing stock price as reported on December 29, 2007.

(6/7)	Performance shares have been adjusted to reflect the maximum number of shares potentially released under this program as the previous fiscal year’s performance exceeded the target performance level. These amounts were calculated as if the performance period ended on December 31, 2007 and also include dividend equivalents. Since Mr. Ely’s restricted stock has a performance target, it has been included in this column based on the targeted payout. Market value is based on the closing stock price as reported on December 29, 2007. Amounts also include any dividend equivalents.

Option Exercises and Stock Vested as of December 31, 2007

			Stock Awards
	Option Awards		Number
	Number of Shares	Value	of Shares		Value
	Acquired on	Realized on	Acquired on		Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)		Vesting ($)

G. G. Ely			41,860	(1)	$953,989
S. L. Morris			10,075	(1)	$229,609
S. L. Morris			1,333	(2)	$28,713
M. K. Malquist			10,075	(1)	$229,609
M. K. Malquist			1,167	(2)	$25,130
M. K. Malquist			967	(2)	$20,677
M. M. Durkin			10,075	(1)	$229,609
M. M. Durkin			1,000	(2)	$21,540
M. M. Durkin			834	(2)	$17,839
K. S. Feltes			3,445	(1)	$78,512
K. S. Feltes			1,000	(2)	$21,540
K. S. Feltes			834	(2)	$17,839
K. S. Feltes	2,800	$17,257
K. S. Feltes	9,000	$119,729
K. S. Feltes	12,000	$140,078
D. J. Meyer			3,445	(1)	$78,512
D. J. Meyer			333	(2)	$7,173
D. J. Meyer			267	(2)	$5,704

(1)	Performance shares — Benchmarked at the 48th percentile for total shareholder return against companies included in our peer group. This resulted in a distribution of 65% of the initial shares granted. Valuation includes both the value of the shares and dividend equivalents.

(2)	The NEOs, other than Mr. Ely, received 1/3 of their restricted stock awards. Value is based on the close of business for the first trading day in 2008.

Non-Qualified Deferred Compensation Plan — 2007

The following table shows the non-qualified deferred compensation activity for the NEOs accrued to date up through December 31, 2007:

		Company	Aggregate
	Executive	Contributions in	Earnings	Aggregate	Aggregate Balance
	Contributions in	Last Fiscal Year	in Last	Withdrawals/	at Last Fiscal
	Last Fiscal	(Company Match)	Fiscal Year	Distributions	Year-End
Name	Year ($)(1)	($)(2)	($)(3)	($)	($)

G. G. Ely	$0	$0	$(42,943)	$0	$2,075,990
M. K. Malquist	$90,064	$5,328	$(4,379)	$0	$564,588
S. L. Morris	$0	$0	$45,667	$0	$341,904
M. M. Durkin	$0	$0	$0	$0	$0
K. S. Feltes	$0	$0	$0	$0	$0
D. J. Meyer	$110,387	$900	$(6,344)	$0	$396,764

(1)	Eligible employees may elect to defer up to 75% of their base annual salary, up to 100% of their annual bonus and up to 100% of their eligible performance award. This column represents deferrals of this compensation during the last fiscal year. See the Summary Compensation Table for further explanation.

(2)	The Company matching contribution under the Executive Deferred Compensation Plan is equal to $0.75 for every $1.00 contributed up to a maximum of 6% of the executive’s base pay less the maximum contribution allowed under the 401(k) plan assuming the participant has contributed up to the limit set forth in section 402(g) of the Internal Revenue Code for the plan year.

(3)	Earnings reflect the market returns of the NEOs’ respective asset allocations. The earnings accrued for deferred compensation are determined by actual earnings of Avista common stock and mutual funds. The Compensation Committee selects the mutual funds to be made available to participants in the plan, and the participants may allocate their accounts among these investments, including Avista common stock. The mutual funds currently available include the following:

		One Year Return as
Fund	Ticker Symbol	of 12/31/07

American Funds EuroPacific Growth	REREX	19.22%
Aston Montag & Caldwell Growth I	MCGIX	21.42%
Avista common stock	AVA	(13.30)%
Legg Mason Value Trust	LMNVX	(5.73)%
PIMCO Total Return	PTRAX	9.07%
RS Investments Partners	RSPFX	(3.78)%
TCM Small Cap Growth	TCMSX	16.48%
T. Rowe Price Mid Cap Growth	RPMGX	17.65%
T. Rowe Price Personal Strategy Balanced	TRPBX	7.70%
Vanguard Short Term Treasury	VFISX	7.89%
Wells Fargo Adv Index	NVINX	5.22%
Wells Fargo Cash Investment Money Market	WFIXX	5.25%

Pension Benefits — 2007

The table below reflects benefits pursuant to the Retirement Plan for Employees and the SERP for the NEOs. The Company’s Retirement Plan for Employees provides a retirement benefit based upon employees’ compensation and years of credited service. The retirement benefit under the Retirement Plan is based on a participant’s final average annual base salary of the employee for the highest 36 consecutive months during the last 120 months of service with the Company. Base salary for the NEOs is the amount under “Salary” in the Summary Compensation Table.

The SERP provides additional pension benefits to executive officers of the Company, who have attained the age of 55 and a minimum of 15 years of credited service with the Company. The plan is intended to provide benefits to executive officers whose pension benefits under the Company’s Retirement Plan are reduced due to the application of limitations on qualified plans of the Internal Revenue Code of 1986 and the deferral of salary pursuant to the Executive Deferred Compensation Plan. When combined with the Retirement Plan, the plan will provide benefits to executive officers, who retire at age 62 or older, of 2.5% of the final average annual base salary during the highest 60 consecutive months during the last 120 months of service for each credited year of service up to 30 years. When combined with the Retirement Plan, the plan will provide higher benefits to the CEO, if he retires on or after age 65, of 3% of final average base salary during the highest 60 consecutive months during the last 120 months of service for each credited year of service up to 30 years. Benefits will be reduced for executives who retire before age 62.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated	Last Fiscal
Name	Plan Name	(#)(1)	Benefit ($)	Year ($)

G. G. Ely	Retirement Plan	40.83	$1,506,415	$0
	SERP — pre 2005(2)	30.00	$2,024,730	$0
	SERP 2005+(3)	30.00	$1,541,505	$0
S. L. Morris	Retirement Plan	26.17	$642,799	$0
	SERP — pre 2005(2)	23.17	$70,548	$0
	SERP 2005+(3)	26.17	$750,491	$0
M. K. Malquist(4)	Retirement Plan	5.25	$96,336	$0
	SERP — pre 2005(2)	2.25	$17,829	$0
	SERP 2005+(3)	10.50	$453,757	$0
M. M. Durkin(5)	Retirement Plan	2.42	$42,995	$0
	SERP — pre 2005(2)	NA	NA	$0
	SERP 2005+(3)	2.42	$56,707	$0
K. S. Feltes	Retirement Plan	9.67	$214,540	$0
	SERP — pre 2005(2)	6.67	$0	$0
	SERP 2005+(3)	9.67	$146,123	$0
D. J. Meyer(6)	Retirement Plan	9.25	$212,423	$0
	SERP — pre 2005(2)	26.25	$1,681,163	$0
	SERP 2005+(3)	29.25	$80,208	$0

(1)	SERP participants can only earn a maximum of 30 years of credited service in the SERP no matter how many years they actually have with the Company.

(2/3)	Effective January 1, 2005 the SERP was modified to comply with requirements of Internal Revenue Code Section 409A. This plan is noted as SERP 2005+. The plan prior to this date, SERP pre-2005, was grandfathered and is not subject to these requirements. SERP pre-2005 benefits were frozen as of December 31, 2004.

(4)	Mr. Malquist is vested in the SERP since he has reached five (5) years of service and age 55. After five (5) years of service, he was credited with three (3) years vesting service and two (2) years benefit service for each completed year of employment (meeting a minimum of 1,000 hours of service and credited with 1/12th of a year for every 173 1/3 hours worked up to a maximum of twelve (12) months credited per year). See details of Mr. Malquist’s employment agreement on page 25.

(5)	Ms. Durkin will be vested in the SERP once she has reached five (5) years of service. After five (5) years, Ms. Durkin will receive a “two for one” credit for Vesting Service for each completed year of full-time service from year six through year ten (employment service). Her five-year employment anniversary triggers commencement of the additional Vesting Service credit. There is no “two for one” credit prior to completion of her fifth year of employment or after completion of her tenth year of employment. See details of Ms. Durkin’s employment agreement on page 25.

(6)	Mr. Meyer was granted twenty (20) years of credited service upon his employment.

Potential Payment Upon Termination or Change of Control

The Company has Change of Control Agreements with all of the NEOs, all of which provide for payment only upon the occurrence of double triggers. The agreements generally require the occurrence of both a change of control and an adverse impact on the NEO’s employment. Specifically, the NEOs receive payments only if, in connection with or in anticipation of a Change of Control, the executive officer’s employment is terminated involuntarily by the company or voluntarily by the officer for good reason, which includes assignment of any duties inconsistent with the executive officer’s position, authority, duties or responsibilities or any other action which results in a material diminution in such position, authority, duties or responsibilities or material diminution in the executive’s base annual salary, or requiring the executive officer to be based at any location over 35 miles from the location preceding the change of control. The Company provides these agreements to encourage executive officers to act in the interest of shareholders in connection with any proposed or pending transaction, despite the risk of losing their jobs.

The agreements will provide compensation and benefits to the NEOs in the event of a change of control of the Company. Pursuant to the terms of the agreements, the named executive officers agree to remain in the employ of the Company for three years following a change of control of the Company, and will receive an annual base salary equal to at least 12 times the highest monthly base salary paid to such executive officer in the 12 months preceding the change of control. In addition to the annual base salary, each NEO will receive an annual bonus at least equal to such executive officer’s highest bonus paid by the Company under the Company’s Annual Incentive Compensation Plan for the three fiscal years preceding the change of control (the “Recent Annual Bonus”). If employment is terminated by the Company without cause or by such executive officer for good reason during the first three years after a change of control, the executive officer will receive a payment equal to the sum of: (i) the base salary due to such executive officer as of the date of termination; (ii) a proportionate bonus due to such executive officer as of the same date based upon the higher of the Recent Annual Bonus and the named executive officer’s annual bonus for the last fiscal year (the “Highest Annual Bonus”); and (iii) a lump sum payment equal to two or three times the named executive’s annual base salary (depending on executive’s level) plus the Highest Annual Bonus. The NEO will also receive all unpaid deferred compensation and vacation pay, may continue to receive employee welfare benefits for up to a three-year maximum from the date of termination, and may receive outplacement assistance. The NEO will also be entitled to a lump sum payment equal to the actuarial present value of the benefit under the Company’s retirement plans that such executive officer would have received if the NEO had remained in the employ of the Company for two or three years after the date of termination, based upon senior level and vice president level. If any payments to the NEO would be subject to the excise tax on excess parachute payments imposed by Section 4999 of the Internal Revenue Code, the agreements also provide that such executive officer may be entitled to a gross-up payment from the Company to cover the excise tax and any additional taxes on the gross-up payment. If payments (other than the gross-up payment) to the named executive officer do not exceed 110% of the maximum amount the NEO could receive without triggering the excise tax, the payments to such executive officer will be reduced to that maximum amount and such executive officer will not receive a “gross-up” payment.

A “gross-up” is a contract provision that indicates the Company will pay the excise tax (and all associated taxes) resulting from payments received by the individual with respect to the change in control, such that the individual is left with the full, normally taxable amount of the benefit to which the individual is entitled. The excise tax amount is based on the Company’s best estimate of the individual’s liabilities under Internal Revenue Code Sections 280G and 4999, assuming the termination caused by change in control occurred on December 31, 2007.

Payments required by these agreements, as well as payments provided by the other Company compensation arrangements described above, are summarized in the tables below, other than for Mr. Ely. Because Gary G. Ely retired effective December 31, 2007, we do not provide similar information for him, but we do discuss below the consequences of his retirement with respect to restricted stock and performance shares under the Long-Term Incentive Plan.

	Potential Payment Upon Termination or Change of Control(1)
						Involuntary
						Termination
	Change in	Voluntary				With or
	Control	Termination	Retirement	Death	Disability	Without Cause

Scott L. Morris
Chairman of the Board, President &
Chief Executive Officer (Effective 1-1-2008)
Compensation Components
Severance(2)	$2,179,398	$0	$0	$0	$0	$0
Intrinsic Value of Accelerated Equity(3)	$406,569	$0	$330,396	$330,396	$330,396	$0
Retirement Benefits(4)	$2,232,727	$0	$0	$0	$0	$0
Retiree Medical(5)	$0	$0	$0	$0	$0	$0
Health Benefits(6)	$42,297	$0	$0	$0	$0	$0
Death Benefit(7)	$0	$0	$0	$940,000	$0	$0
Supplemental Disability Benefit(8)	$0	$0	$0	$0	$1,563,872	$0
280-G Tax Gross-Up	$2,013,002	$0	$0	$0	$0	$0

Total	$6,873,993	$0	$330,396	$1,270,396	$1,894,268	$0

(1)	Assumes executive is retirement eligible. All scenarios assume termination occurred on December 31, 2007 at a stock price of $21.54.

(2)	Amount is equal to three times the highest base pay and bonus amounts for the prior three years.

(3)	Assumes full acceleration of restricted stock and prorated acceleration of performance shares (for 2006 and 2007) with termination after a change of control. Also assumes prorated acceleration of performance shares and restricted stock after death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.

(4)	For change in control, three years of additional benefit service are included when calculating the SERP value, offset by the value of qualified pension plan benefits. Additional benefits are payable immediately as a lump sum.

(5)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.

(6)	For a change in control, Mr. Morris would be credited with three years of continued health coverage.

(7)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary paid in a lump sum.

(8)	The supplemental disability benefit is 60% of base annual pay reduced by benefits available from the Avista Corp. Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 6.15% and the RP2000 mortality table for males and females.

	Potential Payment Upon Termination or Change of Control(1)
						Involuntary
						Termination
	Change in	Voluntary				With or
	Control	Termination	Retirement	Death	Disability	without Cause

Malyn K. Malquist
Executive Vice President &
Chief Financial Officer
Compensation Components
Severance(2)	$1,768,107	$0	$0	$0	$0	$0
Intrinsic Value of Accelerated Equity(3)	$349,208	$0	$282,377	$282,377	$282,377	$0
Retirement Benefits(4)	$1,021,348	$0	$0	$0	$0	$0
Retiree Medical(5)	$0	$0	$0	$0	$0	$0
Health Benefits(6)	$42,297	$0	$0	$0	$0	$0
Death Benefit(7)	$0	$0	$0	$700,000	$0	$0
Supplemental Disability Benefit(8)	$0	$0	$0	$0	$611,731	$0
280-G Tax Gross-Up	$1,256,508	$0	$0	$0	$0	$0

Total	$4,437,468	$0	$282,377	$982,377	$894,108	$0

(1)	Assumes executive is retirement eligible. All scenarios assume termination occurred on December 31, 2007 at a stock price of $21.54.

(2)	Amount is equal to three times the highest base pay and bonus amounts for the prior three years.

(3)	Assumes full acceleration of restricted stock and prorated acceleration of performance shares (for 2006 and 2007) with termination after a change of control. Also assumes prorated acceleration of performance shares and restricted stock after death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.

(4)	For change in control, three years of additional benefit service are included when calculating the SERP value, offset by the value of qualified pension plan benefits. Additional benefits are payable immediately as a lump sum.

(5)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.

(6)	For a change in control, Mr. Malquist would be credited with three years of continued health coverage.

(7)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary paid in a lump sum.

(8)	The supplemental disability benefit is 60% of base annual pay reduced by benefits available from the Avista Corp. Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 6.15% and the RP2000 mortality table for males and females.

	Potential Payment Upon Termination or Change of Control(1)
						Involuntary
						Termination
	Change in	Voluntary				With or
	Control	Termination	Retirement	Death	Disability	Without Cause

Marian M. Durkin
Senior Vice President, General Counsel &
Chief Compliance Officer
Compensation Components
Severance(2)	$1,338,669	$0	$0	$0	$0	$0
Intrinsic Value of Accelerated Equity(3)	$303,315	$0	$245,825	$245,825	$245,825	$0
Retirement Benefits(4)	$159,953	$0	$0	$0	$0	$0
Retiree Medical(5)	$0	$0	$0	$0	$0	$0
Health Benefits(6)	$42,297	$0	$0	$0	$0	$0
Death Benefit(7)	$0	$0	$0	$529,984	$0	$0
Supplemental Disability Benefit(8)	$0	$0	$0	$0	$1,031,426	$0
280-G Tax Gross-Up	678,215	$0	$0	$0	$0	$0

Total	$2,522,448	$0	$245,825	$775,809	$1,277,251	$0

(1)	Assumes executive is retirement eligible. All scenarios assume termination occurred on December 31, 2007 at a stock price of $21.54.

(2)	Amount is equal to three times the highest base pay and bonus amounts for the prior three years.

(3)	Assumes full acceleration of restricted stock and prorated acceleration of performance shares (for 2006 and 2007) with termination after a change of control. Also assumes prorated acceleration of performance shares and restricted stock after death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.

(4)	For change in control, three years of additional benefit service are included when calculating the SERP value, offset by the value of qualified pension plan benefits. Additional benefits are payable immediately as a lump sum.

(5)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.

(6)	For a change in control, Ms. Durkin would be credited with three years of continued health coverage.

(7)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary paid in a lump sum.

(8)	The supplemental disability benefit is 60% of base annual pay reduced by benefits available from the Avista Corp. Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 6.15% and the RP2000 mortality table for males and females.

	Potential Payment Upon Termination or Change of Control(1)
						Involuntary
						Termination
	Change in	Voluntary				With or
	Control	Termination	Retirement	Death	Disability	Without Cause

Karen S. Feltes
Senior Vice President & Corporate Secretary
Compensation Components
Severance(2)	$1,161,902	$0	$0	$0	$0	$0
Intrinsic Value of Accelerated Equity(3)	$303,315	$0	$245,825	$245,825	$245,825	$0
Retirement Benefits(4)	$342,242	$0	$0	$0	$0	$0
Retiree Medical(5)	$0	$0	$0	$0	$0	$0
Health Benefits(6)	$16,350	$0	$0	$0	$0	$0
Death Benefit(7)	$0	$0	$0	$460,000	$0	$0
Supplemental Disability Benefit(8)	$0	$0	$0	$0	$397,106	$0
280-G Tax Gross-Up	$694,741	$0	$0	$0	$0	$0

Total	$2,518,549	$0	$245,825	$705,825	$642,931	$0

(1)	Assumes executive is retirement eligible. All scenarios assume termination occurred on December 31, 2007 at a stock price of $21.54.

(2)	Amount is equal to three times the highest base pay and bonus amounts for the prior three years.

(3)	Assumes full acceleration of restricted stock and prorated acceleration of performance shares (for 2006 and 2007) with termination after a change of control. Also assumes prorated acceleration of performance shares and restricted stock after death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.

(4)	For change in control, three years of additional benefit service are included when calculating the SERP value, offset by the value of qualified pension plan benefits. Additional benefits are payable immediately as a lump sum.

(5)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.

(6)	For a change in control, Ms. Feltes would be credited with three years of continued health coverage.

(7)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary paid in a lump sum.

(8)	The supplemental disability benefit is 60% of base annual pay reduced by benefits available from the Avista Corp. Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 6.15% and the RP2000 mortality table for males and females.

	Potential Payment Upon Termination or Change of Control(1)
						Involuntary
						Termination
	Change in	Voluntary				With or
	Control	Termination	Retirement	Death	Disability	Without Cause

David J. Meyer
Vice President & Chief Counsel For
Regulatory & Governmental Affairs
Compensation Components
Severance(2)	$698,852	$0	$0	$0	$0	$0
Intrinsic Value of Accelerated Equity(3)	$101,820	$0	$83,137	$83,137	$83,137	$0
Retirement Benefits(4)	$0	$0	$0	$0	$0	$0
Retiree Medical(5)	$0	$0	$0	$0	$0	$0
Health Benefits(6)	$28,198	$0	$0	$0	$0	$0
Death Benefit(7)	$0	$0	$0	$480,000	$0	$0
Supplemental Disability Benefit(8)	$0	$0	$0	$0	$239,878	$0
280-G Tax Gross-Up(9)	$0	$0	$0	$0	$0	$0

Total	$828,870	$0	$83,137	$563,137	$323,015	$0

(1)	All scenarios assume termination occurred on December 31, 2007 at a stock price of $21.54.

(2)	Amount is equal to two times the highest base pay and bonus amounts for the prior three years.

(3)	Assumes full acceleration of restricted stock and prorated acceleration of performance shares (for 2006 and 2007) with termination after a change of control. Also assumes prorated acceleration of performance shares and restricted stock after death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.

(4)	For change in control, two years of additional benefit service are included when calculating the SERP value, offset by the value of qualified pension plan benefits. The value of Mr. Meyer’s change of control retirement benefits are less than the value shown on the Pension Benefits table since SERP service is limited to 30 years and he was not eligible for early retirement benefits in the qualified pension plan on December 31, 2007. Therefore, the Company would have no additional retirement benefit obligation to Mr. Meyer.

(5)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.

(6)	For a change in control, Mr. Meyer would be credited with two years of continued health coverage.

(7)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary paid in a lump sum.

(8)	The supplemental disability benefit is 60% of base annual pay reduced by benefits available from the Avista Corp. Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 6.15% and the RP2000 mortality table for males and females.

(9)	Assuming the termination under change in control occurred on December 31, 2007, the Company estimated that Mr. Meyer would not have any excise tax liabilities under IRC Sections 280G and 4999. Therefore, the Company would have no gross-up obligation for Mr. Meyer.

Retirement Arrangements — G. G. ELY

Mr. Ely retired from his position as Chairman of the Board and CEO effective December 31, 2007. Accordingly, Mr. Ely does not qualify for future benefits under our various Plans as the result of a termination, whether before or after a change in control over the Company.

As the result of Mr. Ely’s retirement and under the terms of our Long-Term Incentive Plan, he will receive prorated performance shares (for 2006 and 2007) and all of his unvested restricted stock will be forfeited. Mr. Ely must wait until the end of the performance period to receive a prorated number of any performance shares to which he may become entitled based on the Company’s actual performance for the entire measurement period.

Mr. Ely also has one year to exercise his vested stock options.

Director Compensation

During the first eight months of 2007, directors who were not employees of the Company received an annual retainer of Sixty-eight Thousand Dollars ($68,000). Directors were also paid One Thousand Five Hundred Dollars ($1,500) for each meeting of the Board or any Committee meeting of the Board. Directors who served as Board Committee Chairs received an additional Five Thousand Dollar ($5,000) annual retainer, with the exception of the Audit Committee Chair, who received an additional Nine Thousand Dollar ($9,000) annual retainer. In addition, any non-employee director who served as director of a subsidiary of the Company received from the Company a meeting fee of One Thousand Five Hundred Dollars ($1,500) for each subsidiary Board meeting the director attended. Director Blake holds a Board position with a subsidiary of the Company and director Taylor held a Board position with a subsidiary through June 2007.

Each year, the Governance Committee engages Towers Perrin, an outside consulting firm, to review director’s compensation. This information is used to compare the current Avista director compensation with peer companies in the utility industry and general industry companies of similar size. The companies comprising the Peer Group are:

AGL Resources, Inc.	Peoples Energy
Aquila, Inc.	Pinnacle West Capital Corp.
Dynegy, Inc.	PNM Resources, Inc.
Energen Corp.	Portland General Electric
Equitable Resources, Inc.	Southern Union
Great Plains Energy, Inc.	UIL Holdings Corp.
Hawaiian Electric Industries, Inc.	UniSource Energy
National Fuel Gas Co.	Vectren Corp.
NRG Energy, Inc.	Westar Energy, Inc.
Otter Tail Corp.

The comparable data review also includes four regional peers, MDU Resources Group, Inc., Sierra Pacific Resources, Puget Energy, and IDACORP, Inc.

After review of this information, if the Governance Committee believes changes are warranted, they recommend new compensation levels for approval by the full Board. At the Board’s August 8, 2007 meeting, survey results from the consulting firm of Towers Perrin were reviewed regarding current pay practices for director compensation. Although the Company has historically targeted compensation for non-employee directors at the average for a utility peer group, the survey indicated that Avista director compensation was below the average. Therefore, the Board approved the following new director compensation program effective September 1, 2007:

Directors who are not employees of the Company now receive an annual retainer of Seventy-eight Thousand Dollars ($78,000), of which a minimum of Ten Thousand Dollars ($10,000) is paid in Company common stock. Other increases that went into effect September 1, 2007 include an additional One Thousand Dollar ($1,000) annual chair retainer for the Audit Committee Chair for a total of Ten Thousand Dollars ($10,000) and an annual retainer of

Fifteen Thousand Dollars ($15,000) for the lead director. Since the increased amounts went into effect September 1, 2007, the amounts were pro-rated through the end of the year.

Each director is entitled to reimbursement for his/her reasonable out-of-pocket expenses incurred in connection with meetings of the Board or its Committees and related activities, including director education courses and materials. These expenses include travel to and from the meetings, as well as any expenses they incur while attending the meetings.

At its November 2007 meeting, the Board allowed directors to elect to receive Sixty-eight Thousand Dollars ($68,000) of their Seventy-eight Thousand Dollar ($78,000) annual retainer in cash, in Company common stock, or in a combination of both cash and common stock for the coming year.

A minimum stock ownership expectation is set for all Board members. The directors’ stock ownership expectation was increased effective September 1, 2007. Directors were expected to achieve a minimum investment of $200,000 (up from $150,000) or 6,500 shares (up from 5,000), including shares that have previously been deferred under the former Non-Employee Director Stock Plan whichever is less, in Company common stock within four (4) years of their becoming Board members and are expected to retain at least that level of investment during their tenure as Board members.

At their February 2008 meeting, the Board increased the share ownership requirement from 6,500 to 9,500 shares. The dollar requirement stayed the same. The ownership expectation illustrates the Board’s philosophy of the importance of stock ownership for directors in order to further strengthen the commonality of interest between the Board and shareholders. The Governance Committee conducts an annual review to confirm that director holdings meet the ownership expectations. All directors are currently in compliance based on their years of service completed on the Board.

No annual stock option grants or non-stock incentive plan compensation payments were made as compensation for director services in 2007 or are contemplated under our current compensation structure. The Company also does not provide a retirement plan or deferred compensation plan to its directors.

Listed below is compensation paid to each director during 2007.

	Annual Retainer
		Director
	Fees Earned	Compensation
	or Paid in	Paid in	All Other	Total
Director Name	Cash ($)(1)(2)	Stock ($)(1)(2)	Compensation ($)(3)	Compensation ($)

Erik J. Anderson	$100,013	$3,320	$0	$103,333
Kristianne Blake	$83,847	$37,320	$1,499	$122,666
Roy Lewis Eiguren	$98,013	$3,320	$0	$101,333
Jack W. Gustavel	$10,534	$92,299	$0	$102,833
John F. Kelly	$75,513	$37,320	$0	$112,833
Michael L. Noël	$70,013	$37,320	$0	$107,333
Lura J. Powell	$54,013	$43,320	$0	$97,333
Heidi B. Stanley	$34,513	$71,320	$0	$105,833
R. John Taylor	$67,527	$43,306	$3,270	$114,103

Totals	$593,986	$368,845	$4,769	$967,600

(1/2)	Directors have the option of taking $68,000 of their $78,000 annual retainer in Company common stock, in cash, or in a combination of stock and cash (a minimum of $10,000 of their annual retainer is automatically paid in Company common stock). The increase in director compensation granted as of September 1, 2007 was pro-rated through the end of the year. Amounts in these columns include cash retainers, Chair retainers, Board and Committee meeting fees, and fees for directors attending a subsidiary Board meeting — Blake is the only director who currently sits on a subsidiary Board. Mr. Taylor held a Board position with a subsidiary through June 2007.

(3)	Amounts include dividends paid on those shares that were deferred prior to December 31, 2004, under the former Non-Employee Director Stock Plan. Blake and Taylor are the only directors who deferred receipt of stock until a later date. The Company does not provide any perquisites or other personal benefits to its Board members.

Class Action Securities Litigation

On June 1, 2007, Avista Corp. entered into a settlement agreement with respect to a class action lawsuit filed against Avista Corp., Thomas M. Matthews, a former Chairman of the Board, President and Chief Executive Officer of Avista Corp., Gary G. Ely, a former Chairman of the Board, President and Chief Executive Officer of Avista Corp., and Jon E. Eliassen, a former Senior Vice President and Chief Financial Officer of Avista Corp. The settlement agreement was filed in the United States District Court for the Eastern District of Washington (the Court) on June 4, 2007.

The lawsuit commenced with the filing of several class action complaints in the Court in September through November 2002. These complaints were subsequently consolidated and ultimately dismissed by the Court in October 2005. The order to dismiss was issued without prejudice, however, which allowed the plaintiffs to file an amended complaint. The amended class action complaint was filed on November 10, 2005 and asserted claims on behalf of all persons who purchased, converted, exchanged or otherwise acquired the Company’s common stock during the period between November 23, 1999 and August 13, 2002.

The settlement agreement provides for certification of the plaintiff class and a full release by the class and dismissal with prejudice of all claims against Avista Corp. in consideration of payment of $9.5 million into a settlement fund. The settlement payment and litigation defense costs will be paid by Avista Corp.’s insurance company with the exception of the Company’s $1 million self-insured retention. The settlement agreement further provides that the individual defendants Matthews, Ely and Eliassen will be dismissed from the lawsuit.

The Company vigorously contested this lawsuit since it commenced on September 27, 2002. The Company denied, and continues to deny in their entirety, the allegations of wrongdoing in the lawsuit, including the allegations that Avista Corp. made any false or misleading statements with regard to the Company’s business, business practices, risk management or trading activity. The Company denies that it engaged in any improper trading in the California energy market or in any other market, and it denies that the price of its stock was artificially inflated by reason of the misrepresentations and omissions alleged in the lawsuit. There have been no adverse determinations by any court against Avista Corp. or any of the defendants on the merits of the claims asserted by the plaintiffs in the lawsuit, and the Company denies that shareholders were harmed by the conduct alleged in the lawsuit. Neither the settlement agreement nor any of its terms or provisions, nor the Company’s decision to settle the lawsuit, should be construed as an admission or concession of any kind of the merit or truth of any of the allegations of wrongdoing in the lawsuit, or of any fault, liability or wrongdoing whatsoever on the part of Avista Corp. The Company believes that throughout the class period alleged in the lawsuit it fully and adequately disclosed all material facts regarding the Company and made no misrepresentations of material facts regarding Avista Corp. The Company nonetheless considers it desirable to settle the lawsuit in order to avoid the cost and risks of further litigation and trial, and to dispose of burdensome and protracted litigation.

In January 2008, the Court granted final approval of the settlement agreement, and entered an order certifying the class and dismissing the claims in the lawsuit with prejudice.

PROPOSAL 2

AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION
TO IMPLEMENT THE ADOPTION OF A MAJORITY VOTE STANDARD IN UNCONTESTED
ELECTIONS AND TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

Background

Under the Company’s Restated Articles of Incorporation, as amended (the “Articles”), and the Washington Business Corporation Act (the “WBCA”), a plurality vote standard applies in all elections of directors, whether or not contested — that is, the candidates receiving the largest numbers of votes cast by the shares entitled to vote are deemed elected to the Board. In addition, shareholders are entitled to cumulate votes.

After extensive deliberation, the Board of Directors has determined that it would be in the best interests of the Company and its shareholders for the Company to amend the Articles to provide for a majority vote standard in uncontested elections of directors, such that each candidate for director would be required to receive a majority of votes cast with respect to him or her in order to be elected, and to eliminate cumulative voting.

Proposal to Implement Majority Voting in Uncontested Elections and Eliminate Cumulative Voting

Majority Vote Standard

As discussed above, the Board believes that a change from a plurality voting standard to a majority voting standard in uncontested elections of directors is in the best interests of the Company and its shareholders. The current plurality standard allows a candidate to be elected or re-elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from that nominee. For example, if 99% of the shares “withhold” authority to vote for a candidate, a vote “for” such candidate by the remaining 1% would result in such candidate’s election or re-election to the Board.

The proposed majority vote standard would require that each candidate in an uncontested election receive more than 50% of the votes cast at a shareholder meeting in order to be elected to the Board. Only votes cast “for” and “against” a candidate would be taken into account in determining whether the votes required for the election of such candidate have been received. The Board believes that this is a more equitable standard. While a plurality voting standard virtually assures the election of a candidate in an uncontested election, under a majority vote standard a candidate would be elected only if a majority of votes cast with respect to such candidate are cast in his or her favor.

If a director who is currently serving does not receive the required majority vote for re-election, he or she would continue to serve as a director for a term that would terminate on the date that is the earliest of (i) the date of the commencement of the term of a new director selected by the Board to fill the office held by such director, (ii) the effective date of the resignation of such director and (iii) the date of the next Annual Meeting of Shareholders. A majority of the other directors duly elected would be able to select any qualified individual to fill the office of a director who does not received the required majority vote for election.

Elimination of Cumulative Voting

To realize the full benefits of a majority vote standard, the Board is seeking to eliminate cumulative voting, since it believes that cumulative voting is incompatible with a majority vote standard. Cumulative voting entitles each shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, and all such votes may be cast for one candidate or may be distributed among two or more candidates, all as such shareholder chooses.

In an uncontested election, in which there are an equivalent number of candidates and seats to be filled, cumulative voting is unnecessary, since there are no dissident shareholders who are seeking to elect their own candidate to the Board. A majority vote standard would ensure adequate support for each director who is elected to the Board, and there is no need for cumulative voting.

Further, cumulative voting, as set forth in the WBCA and the Articles, is fundamentally incompatible with a majority vote standard. Cumulative voting contemplates an environment in which votes can be cast “for” or “withheld” from a candidate. The statute and Articles do not establish a right to cumulate votes and cast them “against” a candidate in an election. Thus, cumulative voting is inconsistent with a majority vote environment in which votes can be cast “for” or “against” a candidate and a candidate requires a majority of votes cast to be elected. This view has been supported by statements of the Committee on Corporate Laws of the American Bar Association, the Council of Institutional Investors and the Institutional Shareholder Services Institute for Corporate Governance.

In contested elections, in which dissident shareholders have nominated additional candidates, cumulative voting can empower individual shareholders or groups holding less than a majority of outstanding shares to elect directors who support their special interests, rather than the interests of the majority. This can create divisions and partisanship on the Board and impair its ability to operate effectively as a governing body.

The Board believes that each director should represent the interests of all shareholders, rather than a minority or special constituency, which is possible under cumulative voting. Given the incongruity between a majority vote standard and cumulative voting, the Board believes that the elimination of cumulative voting is appropriate and consistent with the adoption of a majority vote standard.

Specific Amendments of Articles

If this Proposal is approved by the shareholders, the Articles would be amended to provide, in effect, that:

•	at each uncontested election of directors, shareholders would be allowed to vote “for” or “against” each candidate, and a candidate would be elected to the Board only if the number of votes “for” such candidate’s election exceeds the number of votes “against” such candidate’s election; and abstentions would not be counted as votes “for” or “against;”

•	if an incumbent director does not receive a majority of votes cast with respect to his or her re-election in an uncontested election, he or she would continue to serve a term that would terminate on the date that is the earliest of (i) the date of the commencement of the term of a new director selected by the Board to fill the office held by such director, (ii) the effective date of the resignation of such director and (iii) the date of the next Annual Meeting of Shareholders;

•	in any contested election — that is, an election in which the number of candidates exceeds the total number of directors to be elected — directors would continue to be elected by a plurality of votes cast; and

•	shareholders would no longer be allowed to cumulate their votes in elections of directors (whether or not contested).

The text of subdivision (k) of article THIRD of the Articles, as it would be amended if the proposal were adopted, is set forth as Exhibit A to this Proxy Statement.

Proposed Holding Company

At the Company’s Annual Meeting of Shareholders held on May 11, 2006, the holders of the Company’s common stock approved a proposal to form a holding company by means of a statutory share exchange (the Share Exchange), as contemplated in the Plan of Share Exchange, dated February 13, 2006, between Avista and AVA Formation Corp. (AVA), a wholly-owned subsidiary of Avista. After the receipt of all required regulatory approvals and the satisfaction or waiver of other specified conditions, the Share Exchange would be effected whereby each outstanding share of Avista common stock would be deemed to have been exchanged for one share of AVA common stock, with the result that:

Holders of Avista common stock would become holders of AVA common stock and

Avista would become a wholly-owned subsidiary of AVA.

See Note 26 of the Company’s audited financial statements for the year ended December 31, 2007 included in the Company’s Form 10-K filed with the SEC on February 27, 2008.

Under Article 4 of the Amended and Restated Articles of Incorporation of AVA, as to be in effect immediately after the effective time of the Share Exchange (the AVA Articles), in combination with the provisions of the WBCA discussed above, a plurality vote standard would apply in the election of directors, and cumulative voting would be permitted.

The Board assumes that, if the shareholders of Avista desire to implement a majority vote standard in uncontested elections of directors of Avista and eliminate cumulative voting, they would desire to implement the same standard in uncontested elections of AVA directors and similarly eliminate cumulative voting. Therefore, approval of the proposal to amend Article THIRD of Avista’s Articles will, without further act, constitute approval of the revision of Article 4 of the AVA Articles to insert a provision implementing a majority vote standard in uncontested elections of directors and eliminating cumulative voting, which provision would be similar in all material respects to the proposed amendment to Avista’s Articles.

The Board recommends a vote “FOR” the proposal to amend Avista’s Revised Articles of Incorporation, as amended, to provide for a majority vote standard in uncontested elections of directors and to eliminate cumulative voting.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, Deloitte), as the Company’s independent registered public accounting firm for continuing audit work in 2008. The Board has determined that it would be desirable to request that the shareholders ratify such appointment. Deloitte has conducted consolidated annual audits of the Company for many years, and is one of the world’s largest firms of certified public accountants. A representative of Deloitte is expected to attend the Annual Meeting with the opportunity to make a statement if he/she desires to do so, and is expected to be available to respond to appropriate questions.

Shareholder approval is not required for the appointment of Deloitte. However, the appointment is being submitted to shareholders for ratification. Should the shareholders fail to ratify the appointment of Deloitte, such failure (1) would have no effect on the validity of such appointment for 2008 (given the difficulty and expense of changing the independent registered public accounting firm mid-way through a fiscal year) and (2) would be a factor to be taken into account, together with other relevant factors, by the Audit Committee and by the full Board in the selection and appointment of the independent registered public accounting firm for 2008 (but would not necessarily be the determining factor).

The Board recommends a vote “FOR” the proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm to audit the books, records, and accounts of the Company for the year 2008.

Auditors Fees

Aggregate fees billed to the Company for the years ended December 31, 2007 and 2006 by Deloitte were as follows:

	2007	2006

Audit Fees(a)	$1,465,599	$1,673,772
Audit-Related Fees(b)	126,074	118,600
Tax Fees(c)	276,816	128,124
All Other Fees(d)	1,500	3,000

Total	$1,869,989	$1,923,496

(a)	Fees for audit services billed in 2007 and 2006 consisted of:

•	Audit of the Company’s annual consolidated financial statements.

• Reviews of the Company’s quarterly reports on Form 10-Q.

•	Comfort letters, agreed-upon procedures, statutory and regulatory audits, consents, and other services related to SEC matters.

•	Consultation on accounting standards.

(b)	Fees for audit-related services billed in 2007 and 2006 consisted primarily of separate audits of affiliated entities.

(c)	Fees for tax services billed in 2007 and 2006 consisted of property tax consultation and income tax planning and advice.

(d)	All Other fees for 2007 and 2006 consisted of licensing of accounting literature research databases.

In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and Company management to determine that they are permitted under the Sarbanes-Oxley Act and under the rules and regulations concerning auditor independence promulgated by the SEC, the Public Company Accounting Oversight Board (PCAOB), and the American Institute of Certified Public Accountants.

Under the Sarbanes-Oxley Act, the Audit Committee is responsible for the appointment, compensation, and oversight of the work of the Company’s independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and permissible non-audit services to be performed. The Audit Committee has adopted what it terms its Audit and Non-Audit Services Pre-Approval Policy (the “Policy”), which sets forth the procedures and conditions pursuant to which services proposed to be performed by the Company’s independent registered public accounting firm may be pre-approved. All services provided by Deloitte in 2007 and 2006 were pre-approved in accordance with the Policy adopted by the Audit Committee.

The SEC’s rules establish two alternatives for pre-approving services provided by the independent registered public accounting firm. Engagements for proposed services may either be specifically pre-approved by the Audit Committee (“specific pre-approval”) or entered into pursuant to detailed pre-approval policies and procedures established by the Audit Committee, as long as in the latter circumstance the Audit Committee is informed on a timely basis of any engagement entered into on such basis (“general pre-approval”). The Audit Committee combined these two approaches in its Policy after concluding that doing so will result in an effective and efficient procedure to pre-approve services to be performed by the Company’s independent registered public accounting firm.

As set forth in this Policy, except for those categories of services where the Policy requires specific pre-approval, engagements may be entered into pursuant to general pre-approvals established by the Audit Committee. The Audit Committee will periodically review and generally pre-approve the categories of services that may, as contemplated by this Policy, be provided by the Company’s independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee, and will establish budgeted amounts for such categories. The Audit Committee may add or subtract to the list of general pre-approved services from time-to-time, based on subsequent determinations by the Audit Committee. Any general pre-approval will be set forth in writing and included in the Audit Committee minutes. Unless an engagement of the independent auditor to provide a particular service is entered into pursuant to and in accordance with the Audit Committee’s general pre-approval then in effect, the engagement will require specific pre-approval by the Audit Committee.

Proposed services exceeding pre-approved cost levels or budget amounts previously established by the Audit Committee will also require specific pre-approval by the Audit Committee.

The Audit Committee intends to pre-approve services, whether specifically or pursuant to general pre-approvals, only if the provision of such services is consistent with SEC and PCAOB rules on auditor independence and all other applicable laws and regulations. In rendering specific or general pre-approvals, the Audit Committee will consider whether the independent registered public accounting firm’s provision of specific services, or categories of services, would be inconsistent with the independence of the auditor.

PROPOSAL 4

SHAREHOLDER PROPOSAL

The Proposal

John Osborn, MD, a shareholder of the Company (the “Proponent”), submitted the following proposal. Dr. Osborn owns 175 shares of the Company’s Common Stock. Dr. Osborn’s address is 2421 W. Mission Ave., Spokane, WA 99201.

Resolved:  that the shareholders of Avista urge the board to take the necessary steps to require that an independent director serve as chair of the board who may not simultaneously serve as chief executive of the company.

SUPPORTING STATEMENT.  The board’s responsibility in scrutinizing management plans may be reduced when the board chair is also the chief architect of the management plan in his or her capacity as chief executive officer. By requiring that the chair be an independent director, the board may be able to bring to bear more critical review of basic management plans.

Numerous scholars have called for greater distinction between directors and management, allowing the board to operate independently of management.

One of the most complex issues facing Avista is how officers of the company maintain the goodwill of the community while maximizing shareholder returns. Given that the company derives power, and therefore revenue, from inherently public resources — namely river systems — public good will is especially critical. A board completely free from internal interest conflicts, I believe, is better equipped to address this complex issue

For example, Avista shareholders have a significant interest in the outcome of the relicensing of our company’s five dams on the Spokane River. As Washington Water Power, our company built dams on the Spokane River that powered progress. At the same time, these dams present ongoing costs, by blocking river flows, degrading water quality, and blocking fish passage, including the eventual return of the salmon. Area taxpayers will invest hundreds of millions of dollars in new sewage treatment technology partly because of the impacts of Avista dams on depleting dissolved oxygen in the impounded waters of Lake Spokane that promotes algae blooms and fish kills.

The scenic beauty of Spokane centers on the waterfalls in the downtown area. Spokane Falls were the site for Expo ’74, the world’s fair that first trumpeted environmental protection and restoration. Yet during the dry summer and fall months, Avista turns off the waterfalls to generate power. Of note, the power generated is a tiny percentage of Avista’s generating capability.

Naturally, shareholder interest in the public license to operate Avista’s dams may be affected by its stewardship of the highly visible Spokane waterfalls. I believe that the choice to favor the generation of power over the environmental reputation of the company may bear on corporate governance.

Splitting the Chair and CEO, I believe, provides an important check and balance within corporate governance through formal acknowledgement that the board will be led by a non-management officer.

Therefore, I urge support for this resolution.

The Company’s Response

The Board of Directors recommends a vote AGAINST this shareholder proposal for the reasons set forth below.

Summary

The Board of Directors believes that it would not be in the best interests of the Company to require that the Chairman of the Board be independent for the following reasons:

•	the Company is committed to the highest standards of corporate governance and, to that end, has adopted corporate governance guidelines. These guidelines give the Board the flexibility, and the Board believes it needs the flexibility, to determine whether the Chairman should or should not be independent on a case-by-case basis;

•	the Company’s corporate governance structure generally provides for significant independence and, in particular, provides for an independent Lead Director; and

•	an independent Chairman could result in inefficiencies and additional costs to the Company.

The Company is committed to the highest standards of corporate governance and, to that end, has adopted corporate governance guidelines.

The Board is committed to high standards of corporate governance and adopted Corporate Governance Guidelines in 1999. These guidelines are reviewed annually and have been amended to incorporate the requirements of the New York Stock Exchange and the Securities and Exchange Commission under the Sarbanes-Oxley Act and are posted on our Company’s website. Pursuant to these Guidelines, the Board selects the Chairman in a manner that it determines to be in the best interests of the Company and its shareholders. The Board does not have a policy as to whether the role of CEO should be separate from that of Chairman, nor, if the roles are separate, whether the Chairman should be selected from the independent directors or should be an employee of the Company. This flexibility allows the Board to determine each time a new Chairman is selected, whether the role should be separated based upon the individuals and the circumstances existing at that time. Over the last several years, the Board of Directors has examined many governance practices, including the separation of the offices of Chairman and CEO.

Subsequent to the announcement of the retirement of the Company’s former Chairman and CEO, Gary G. Ely, the Board of Directors examined the questions of the separation of the positions of the Chairman and the CEO and the independence of the Chairman, and again concluded that the Board should not have a rigid policy as to these issues but, rather, should consider them, together with other relevant factors, each time a new Chairman is appointed. The Board believes that having a single person serve as Chairman and CEO, at this time, provides unified and responsible leadership for the Company. The Board of Directors is strengthened by the presence of Mr. Morris, the current Chairman and the President and CEO of the Company. Mr. Morris provides strategic, operational, and technical expertise and context for the matters considered by the Board. The Board believes that it needs to retain the ability to balance the independent Board structure with the flexibility to appoint as Chairman someone with hands-on knowledge of and experience in the operations of the Company.

The Proponent has provided no basis for his suggestion of (i) inadequate scrutiny by the current Board of Directors, (ii) a failure by the Company to maintain public goodwill or (iii) “internal interest conflicts.”

The Board believes that this proposal would impose an unnecessary restriction that would not strengthen the Board’s independence or oversight functions and would, therefore, not be in the best interests of shareholders.

The Company’s corporate governance structure generally provides for significant independence and, in particular, provides for an independent Lead Director.

The Board of Directors has been, and continues to be, a strong proponent of Board independence. As a result, the Company’s corporate governance structures and practices provide for a strong, independent Board and include several independent oversight mechanisms. The Board believes this governance structure and these practices ensure that strong and independent directors will continue to effectively oversee the Company’s management and key issues related to long-range business plans, long-range strategic issues and risks and integrity. Currently, all of the directors, other than Mr. Morris who serves as Chairman and CEO, and each member of the Audit, Governance and Compensation Committees, are independent directors under the New York Stock Exchange’s independence standards, the Sarbanes-Oxley Act, and their respective charters. All Board Committees may seek legal, financial or other expert advice from a source independent from management.

The Board has also established the position of Lead Director, who is required to be independent. Mr. Kelly was elected by the independent Board to serve as Lead Director for a three-year term. The Lead Director’s duties include maintaining an active, ongoing, positive and collaborative relationship with the Chairman and the CEO and keeping an open line of communication that provides for dissemination of information to the Board and discussion before actions are finalized; serving as primary liaison between independent directors and the Chairman and the CEO; presiding at all meetings at which the Chairman is not present, including executive sessions of the independent directors held at each regularly scheduled Board meeting; calling meetings of the independent directors when necessary and appropriate; and collaborating with the Chairman regarding the meeting schedules and agendas for the Board meetings to assure there is adequate time for discussion of agenda items. The Lead Director also solicits input from the other independent directors on items for the Board agendas. The Lead Director is available for communications and consultation with major shareholders.

An independent Chairman could result in inefficiencies and additional costs to the Company.

The Board of Directors believes that having an independent Chairman could result in inefficiencies in managing the meetings of the Board and, in turn, in directing the management of the Company. The separation of the Chairman and the CEO would carry a significant risk of impeding the Board’s decision-making processes, because an independent Chairman, in determining the business to come before and otherwise presiding over Board meetings, would have less first-hand knowledge of the operations of the Company and the major issues it faces. The additional work on the part of an independent Chairman to enhance his or her knowledge of these matters in order to more effectively preside over Board meetings would be a duplication of effort and likely impose additional administrative expenses on the Company. Further, separating such roles would introduce a complex new relationship into the center of the Company’s corporate governance structure. Two centers of authority could create a potential for organizational tension and instability.

In addition, Shareholders should be aware of the following concerns with Proponent’s supporting statement.

The Proponent’s supporting statement is largely unrelated to the Proposal itself.

While the Proposal, on its face, addresses an issue of corporate governance, a significant portion of the argument focuses on the issue of the Company’s dams on the Spokane River (the “Spokane River Dams”), which have no connection to the purported objective of the Proposal.

As an electric utility company in Washington and Idaho, the Company is required to file an Integrated Resource Plan (“IRP”) every two years with both the Washington Utilities and Transportation Commission (the “WUTC”) and the Idaho Public Utilities Commission (the “IPUC”). Among other things, the IRP promotes environmental stewardship and includes an evaluation of the economic impacts of environmental regulations on all the Company’s generating facilities, including the Spokane River Dams. All known costs and contingencies are factored into the preferred resource strategy in order to produce, in the Company’s judgment, the best trade-off between cost and risk.

The IRP is prepared with the input and involvement of many stakeholders, including representatives of the staffs of the WUTC and the IPUC, customers, regional planning groups (such as the Western Electricity Coordinating Council), industry and environmental experts and academics. The Proponent, as a resident of the area and a customer of the Company, is entitled to, and, in fact, has, taken part in these proceedings in the past.

In addition, under the Federal Power Act, the Company is required to have licenses from the Federal Energy Regulatory Commission (the “FERC”) to operate its hydroelectric generating facilities, including the Spokane River Dams. The FERC considers the environmental impacts of the facilities when issuing licenses and requires environmental impacts to be mitigated as a condition of such issuance. The Company has furnished numerous reports and studies on various issues including water flows and water quality to the FERC in connection with the on-going proceedings for the relicensing of the Spokane River Dams. In addition, the Staff of the FERC has prepared

Draft and Final Environmental Impact Statements on the Company’s facilities, and other reports have been prepared by environmental agencies of the States of Washington and Idaho.

This comprehensive oversight by the WUTC, the IPUC and the FERC, which includes significant participation by the public, is the method by which the Company both addresses the concerns of the public (including environmental concerns) and maintains public goodwill. The Proponent has provided no explanation of why or how an independent Chairman would add value to this highly regulated process or be better able to maintain the goodwill of the community while endeavoring to maximize shareholder returns.

While the Company shares the Proponent’s appreciation of the natural beauty of the Spokane River and the City of Spokane, and his concern for the environment generally, the Company believes that this is unrelated to the issue of whether the Chairman should be required to be independent.

The supporting statement contains misleading, false and irrelevant statements.

Proponent’s specific claims about the “ongoing costs” and “hundreds of millions of dollars in new sewage treatment technology” are either misleading or entirely untrue. There are ongoing financial and environmental costs associated with operating any electric generating facility. In addition, there has, to date, been no final decision as to what kind of sewage treatment upgrades will be required, when such upgrades will be required or how much such upgrades will cost. Such upgrades will be required in any event due to population growth and the obsolescence of existing facilities, without regard to any possible effect of the operation of the Spokane River Dams. Further, no fish kills have been documented in the Spokane River for many years. Finally, as environmental agencies of the States of Washington and Idaho have acknowledged, the dissolved oxygen levels and occasional algae blooms are driven by the discharge of nutrients into the river from a variety of sources totally unrelated to the operation of the Spokane River Dams.

With regard to the Proponent’s statement that the Spokane River Dams supply only a “tiny” percentage of Avista’s generating capacity, the aggregate net capability of the Spokane River Dams is actually approximately 24% of the total hydroelectric generating capability owned or controlled by the Company, based on average water (or approximately 14% of the total net generating capability so owned or controlled). In addition, one must take into account the Spokane River Dams’ proximity to load centers and access to transmission facilities in evaluating their overall value to the Company. Elimination of the Spokane River Dams would have a significant impact on the Company’s continuing ability to supply power to its service territory.

The Board recommends a vote “AGAINST” the proposal to require an independent Chairman.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table shows the number of shares of common stock of the Company held beneficially, as of March 1, 2008, by the directors, the nominees for director, each of the executive officers named in the Summary Compensation Table, and directors and executive officers as a group. No director or executive officer owns any of the Company’s preferred stock. The directors and executive officers as a group beneficially own 2.79% of the outstanding common stock of the Company. No director or executive officer owns, nor do the directors and executive officers as a group own, in excess of 1% of the stock of any indirect subsidiaries of the Company. None of the directors or NEOs has pledged Company common stock as security.

	Shares Beneficially Owned				Other
				Exercisable
				Stock	Deferred		Restricted Shares
Name	Direct	Indirect		Options(1)	Shares		Not Yet Vested(2)	Total

Erik J. Anderson	10,649			9,000				19,649
Kristianne Blake	9,633			12,000	2,519	(3)		24,152
Brian W. Dunham	548							548
Marian M. Durkin	9,715						6,266	15,981
Roy Lewis Eiguren	9,182							9,182
Gary G. Ely	157,817	42,524	(4)	401,250	42,323	(5)		643,914
Karen S. Feltes	14,527	645	(4)	16,200			5,766	37,138
Jack W. Gustavel	19,841							19,841
John F. Kelly	15,119			15,000				30,119
Malyn K. Malquist	32,604	12,314	(6)	76,250	9,859	(7)	7,399	138,426
David J. Meyer	11,512	15,496	(8)	137,750	8,491	(9)	2,166	175,415
Scott L. Morris	42,160	8,453	(4)	94,750			16,033	161,396
Michael L. Noël		10,333	(10)					10,333
Lura J. Powell(11)	10,641			3,000				13,641
Heidi B. Stanley	6,047	9,732	(12)					15,779
R. John Taylor	22,013	5,052	(13)	15,000	5,496	(14)		47,561
All directors and executive officers as a group, including those listed above — 23 individuals	409,229	152,227		916,850	73,957		53,206	1,605,469

(1)	All stock options held by directors and executive officers are exercisable within 60 days.

(2)	Restricted Stock that has been granted to the executive officers, but have not yet vested. Restricted shares vest in three equal annual increments, provided the officer remains employed by the Company. If the employment of an executive officer terminates, all unvested shares are forfeited.

(3)	Mrs. Blake will receive 2,519 shares of Avista common stock for which she has deferred receipt, in accordance with the provisions of the Company’s former Non-Employee Director Stock Plan.

(4)	Shares held in the Company’s 401(k) plan.

(5)	Mr. Ely has acquired 42,323 shares of Avista common stock through the Company’s Executive Deferred Compensation Plan.

(6)	Includes 2,771 shares held in the Company’s 401(k) plan and 9,500 shares held in a Family Trust Account.

(7)	Mr. Malquist has acquired 9,711 shares of Avista common stock through the Company’s Executive Deferred Compensation Plan.

(8)	Includes 9,771 shares held in the Company’s 401(k) plan and 5,743 shares held in an IRA account.

(9)	Mr. Meyer has acquired 7,726 shares of Avista common stock through the Company’s Executive Deferred Compensation Plan.

(10)	Includes 10,014 shares held by Noël Consulting Company, Inc. and 230 shares held in an IRA Account for Mr. Noël’s spouse.

(11)	Dr. Powell has submitted a letter of resignation and will not be standing for re-election.

(12)	Includes 8,732 shares held by Ms. Stanley’s spouse in a profit-sharing plan not administered by the Company and 1,000 shares held by Mrs. Stanley’s spouse in a street name account.

(13)	Includes 4,000 shares held in an employee benefit plan not administered by the Company for which Mr. Taylor shares voting and investment power and 1,052 shares held by Mr. Taylor as custodian for his children.

(14)	Mr. Taylor will receive at a later date 5,496 shares of Avista common stock for which he has deferred receipt, in accordance with the provisions of the Company’s former Non-Employee Director Stock Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires that executive officers, directors and holders of more than 10% of the common stock file reports of their trading in Company equity securities with the SEC. Based solely on a review of Forms 3, 4 and 5 furnished to the Company during 2007, the Company believes that all Section 16 filing requirements applicable to the Company’s reporting persons were completed in a timely manner and reported to the SEC in accordance with the rules, with the exception of Mr. Peterson, a Vice President who retired in May 2007, who inadvertently failed to report a performance share payout made to him on January 5, 2007 in a timely manner. Mr. Peterson’s transaction was subsequently reported on Form 4 and filed with the SEC on January 10, 2007 in accordance with the rules.

OTHER SECURITY OWNERSHIP

As of March 1, 2008, Barclays Global Investors owned 2,662,704 shares, or 5.04%, of the outstanding common stock. Barclays Global Investors, 45 Fremont Street, San Francisco, California has sole voting power as to 1,974,830 shares and sole dispositive power as to all 2,662,704 shares.

As of March 1, 2008, Lord, Abbett & Co. LLC owned 3,241,327 shares, or 6.13%, of the outstanding common stock. Lord, Abbett, 90 Hudson Street, Jersey City, NJ 07302, has sole voting power as to 3,009,595 shares and sole dispositive power as to all 3,241,327 shares.

As of March 1, 2008, Donald Smith & Co. owned 5,218,608 shares, or 9.87%, of the outstanding common stock. Donald Smith, 152 W. 57th Street, New York, NY has sole voting power as to 4,099,524 shares and sole dispositive power as to all 5,218,608 shares.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of Avista’s 2007 Annual Report to Shareholders, which contains Avista’s audited financial statements, accompanies this proxy statement.

OTHER BUSINESS

The Board does not intend to present any business at the meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that others intend to present business at the meeting. If, however, other matters requiring the vote of the shareholders properly come before the meeting or any adjournment(s) thereof, the individuals named in the proxy card will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

2009 ANNUAL MEETING OF SHAREHOLDERS

The 2009 Annual Meeting of Shareholders is tentatively scheduled for Thursday, May 7, 2009, in Spokane, Washington. (This date and location are subject to change.) Matters to be brought before that meeting by shareholders are subject to the following rules of the SEC.

Proposals to be Included in Management’s Proxy Materials

Shareholder proposals to be included in management’s proxy soliciting materials must generally comply with SEC rules and must be received by the Company on or before December 1, 2008.

Other Proposals

Proxies solicited by the Board will confer discretionary authority to vote on any matter brought before the meeting by a shareholder (and not included in management’s proxy materials) if the shareholder does not give the Company notice of the matter on or before February 13, 2009. In addition, even if the shareholder does give the Company notice on or before February 13, 2009, management’s proxies generally will have discretionary authority to vote on the matter if its proxy materials include advice on the nature of the matter and how the proxies intend to exercise their discretion to vote on the matter.

Shareholders should direct any such proposals and notices to the Corporate Secretary of the Company at 1411 East Mission Avenue, P.O. Box 3727 (MSC-10), Spokane, Washington 99220.

EXPENSE OF SOLICITATION

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited by the Company primarily by mail, but may also be solicited personally and by telephone at nominal expense to the Company by directors, officers, and regular employees of the Company. In addition, the Company has engaged Laurel Hill Advisory Group, LLC at a cost of $6,000, plus out-of-pocket expenses, to solicit proxies in the same manner. The Company will also request banks, brokerage houses, custodians, nominees, and other record holders of the Company’s common stock to forward copies of the proxy soliciting material and the Company’s 2007 Annual Report to Shareholders to the beneficial owners of such stock, and the Company will reimburse such record holders for their expenses in connection therewith.

By Order of the Board,

Karen S. Feltes
Senior Vice President & Corporate Secretary

Spokane, Washington
March 31, 2008

Exhibit A

PROPOSED AMENDMENT OF SUBDIVISION (K) OF

ARTICLE THIRD OF RESTATED ARTICLES OF INCORPORATION, AS AMENDED

The following shows the proposed amendment to subdivision (k) of Article THIRD of Avista Corporation’s Restated Articles of Incorporation, as amended, to provide a majority vote standard for the election of directors and to eliminate cumulative voting. Text stricken through indicates deleted language, and text in italics indicates added language.

(k) Subject to the limitations set forth in subdivision (j) of this Article THIRD (and subject to the rights of any class of stock hereafter authorized), and except as may be otherwise provided by law, the holders of the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes. At each meeting of shareholders, each holder of stock entitled to vote thereat shall be entitled to one vote for each share of such stock held by him and recorded in his name on the record date for such meeting, and may vote and otherwise act in person or by proxy~~; provided, however, that at each election for Directors every shareholder entitled to vote at such election shall have the right to vote the number of shares held by him for as many persons as there are Directors to be elected and for whose election he has the right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.~~. Voting in the election of directors by shares within each voting group shall be governed by the additional provisions set forth below:

(1) In an election of directors which is not a contested election (as defined below):

a) Each vote entitled to be cast may be cast for or cast against one or more candidates, or a shareholder may indicate an abstention with respect to one or more candidates. Shareholders shall not be entitled to cumulate votes;

b) A candidate shall be elected by such voting group if the number of votes cast within such voting group for such candidate exceeds the number of votes cast within such voting group against such candidate. A candidate who does not receive such majority of votes cast but who is a director at the time of the election shall continue to serve as a director for a term that shall terminate on the date that is the earliest of (I) the date of the commencement of the term of a new director selected by the board of directors to fill the office held by such director, (II) the effective date of the resignation of such director and (III) the date of the next Annual Meeting of Shareholders;

c) Only votes cast for and votes cast against a candidate shall be taken into account in determining whether the votes required for the election of such candidate have been received. Shares otherwise present at the meeting but for which there is an abstention with respect to a candidate or as to which no authority or direction to vote is given or specified with respect to a candidate shall not be deemed to have been voted; and

d) In the event that a director does not receive the required majority vote for election, a majority of the other directors duly elected by shares within such voting group in such or a prior election may select any qualified individual to fill the office held by such director, such selection being deemed to constitute the filling of a vacancy.

(2) In a contested election:

a) Each vote entitled to be cast may be cast for one or more candidates (not to exceed the number of directors to be elected), or may be withheld with respect to one or more candidates. Shareholders shall not be entitled to cumulate votes; and

b) The candidates elected shall be those receiving the largest numbers of votes cast within such voting group, up to the number of directors to be elected.

(3) An election of directors by a voting group shall be deemed to be a “contested election” with respect to such voting group if at the expiration of the time fixed in the Bylaws requiring advance notice of a shareholder’s intent to nominate a person for election as a director, there are more candidates for election by such voting group than the number of directors to be elected by such voting group, one or more of whom have been properly proposed by shareholders.

A-1

Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

Item 1. The Board of Directors recommends a vote "FOR" all nominees in Item 1:

FOR all nominees listed below ☐ | WITHHOLD AUTHORITY to vote for all nominees listed below ☐

Nominees:
01 Brian W. Dunham
02 Roy Lewis Eiguren

(INSTRUCTIONS: To withhold authority to vote for any nominee, write the nominee's name in the space provided below)

____

The proxies are authorized to vote in their discretion upon other matters that may properly come before the meeting.

Signature ____________________ Signature ____________________ Date ____________

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
http://www.eproxy.com/ava
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose **MLink**[SM] for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Signature Signature Date Note: Please sign as name appears hereon, joint owners should each sign When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR all nominees listed below FOLD AND DETACH HERE Item 1. The Board of Directorsrecommendsavote“FOR”allnomineesinItem1:Nominees:01BrianW.Dunham02RoyLewisEigurenItem2.Amend mentoftheRestatedArticlesofIncorporationtoallowformajorityvotinginuncontestedelectionsofdirectorsand toeliminatecumulativevotingTheBoardofDirectorsrecommendsavote“ FOR”Items2and3and“AGAINST”Item4.Item3.Ratificationoftheappointmentof Deloitte & Touche LLP as the Company’sindependentregisteredpublicaccountingfirmfor2008Item4.Considerationofashareholderproposalre questingthattheshareholdersurgetheBoardtotakethenecessarystepstorequirethatanindependentdirectorserv easChairmanoftheBoardTheproxiesareauthorizedtovoteintheirdiscretionuponothermattersthatmayproperlyco mebeforethemeeting.WEENCOURAGEYOUTOTAKEADVANTAGEOFINTERNETORTELEPHONEVOTING,BOTHAREAVAILABLE24HOURSA DAY,7DAYSAWEEK.YourInternetortelephonevoteauthorizesthenamedproxiestovoteyoursharesinthesamemanneras ifyoumarked,signedandreturnedyourproxycard.IfyouvoteyourproxybyInternetorbytelephone,youdoNOTneedtom ailbackyourproxycard.Tovotebymail,mark,signanddateyourproxycardandreturnitintheenclosedpostage-paide nvelope.
INTERNEThttp://www.eproxy.com/avaUsetheInternettovoteyourproxy.Haveyourproxycardinhandwhenyouaccesst hewebsite.TELEPHONE1-866-580-9477 Use any touch-tone telephone to vote your proxy.Have your proxy card in hand when you call .OR
You can view the Annual Report and Proxy Statement on the Internetathttp://bnymellon.mobular.net/bnymellon/ava

AVISTA Corp.

If the undersigned is a participant in the Avista Investment and Employee Stock Ownership Plan, this card directs The Vanguard Group as the Plan Administrator, to authorize BNY Mellon Shareowner Services (Shareowner Services) as the Proxy Agent, to vote, as designated on the reverse, all of the shares of Avista Common Stock held of record in the undersigned Plan account.

If you are a participant in the Avista 401(k) Savings Plan (The Plan), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Avista 401(k) Savings Plan. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 5:00 p.m. ET on May 5, 2008, the Plan's Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is given, this proxy will be voted "FOR" items 1, 2 and 3 and "AGAINST" item 4.**

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your AVISTA CORPORATION account online.

Access your Avista Corporation shareholder account online via Investor ServiceDirect® (ISD).

The transfer Agent for Avista Corporation, now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form
- Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9:00 AM-7:00 PM
Monday-Friday Eastern Time

PRINT AUTHORIZATION

To commence printing on this proxy card please sign, date and fax this card to: 732-802-0260

SIGNATURE:____________________ **DATE:**________

☐ Mark this box if you would like the Proxy Card EDGARized: ☐ ASCII ☐ EDGAR II (HTML)

(THIS BOXED AREA DOES NOT PRINT) **Registered Quantity 15000.00**

PROXY/VOTING INSTRUCTION CARD This proxy is solicited on behalf of the Board of Directors of Avista Corporation For the Annual Meeting of Shareholders on Thursday, May 8, 2008 The under signed hereby appoints Scott L. Morris and K. S. Feltes, and each of them, with full power of substitution,the proxies of the undersigned, to represent the under signed and vote all shares of Avista Corporation Common Stock which the under signed may been titled to vote at the Annual Meeting of Shareholders to be held on May 8, 2008, and any adjournments there of, as indicated on the reverse side. If the undersigned is a participant in the Avista Investment and Employee Stock Ownership Plan, this card directs The Vanguard Group as the Plan Administrator,toauthorizeBNYMellonShareownerServices(ShareownerServices)astheProxyAgent,tovo te,asdesignatedonthereverse,allofthesharesofAvistaCommonStockheldofrecordintheundersignedPlanaccount .IfyouareaparticipantintheAvista401(k)SavingsPlan(ThePlan),thisproxycoversallsharesforwhichtheunders ignedhastherighttogivevotinginstructionstoVanguardFiduciaryTrustCompany,TrusteeoftheAvista401(k)Savi ngsPlan.Thisproxy,whenproperlyexecuted,willbevotedasdirected.IfnodirectionisgiventotheTrusteeby5:00p .m.ETonMay5,2008,thePlan’sTrusteewillvoteyoursharesheldinthePlaninthesameproportionasvotesreceivedfr omotherparticipantsinthePlan.Thisproxy,whenproperlyexecuted,willbevotedinthemannerdirectedhereinbyth eundersignedshareholder.Ifnodirectionisgiven,thisproxywillbevoted“FOR”items1,2and3and“AGAINST”item4. (Continuedandtobemarked,datedandsigned,ontheotherside)
YoucannowaccessyourAVISTACORPORATIONaccountonline.AccessyourAvistaCorporationshareholderaccountonlin eviaInvestorServiceDirect®(ISD).ThetransferAgentforAvistaCorporation,nowmakesiteasyandconvenienttoge tcurrentinformationonyourshareholderaccount.•Viewaccountstatus•Viewpaymenthistoryfordividends•Viewce rtificatehistory•Makeaddresschanges•Viewbook-entryinformation•Obtainaduplicate1099taxform•Establish/ changeyourPINVisitusonthewebathttp://www.bnymellon.com/shareowner/isd
ForTechnicalAssistanceCall1-877-978-7778between9:00AM-7:00PMMonday-FridayEasternTime
Tocommenceprintingonthisproxycardpleasesign,dateandfaxthiscardto:732-802-0260